Exhibit 4.1

Execution Version

JAGGED PEAK ENERGY LLC

AND EACH OF THE GUARANTORS PARTY HERETO

5.875% SENIOR NOTES DUE 2026

INDENTURE

Dated as of May 8, 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	4.03; 4.04; 12.02; 12.05
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05,12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07; 9.02
(c)	2.12; 9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.

*  This Cross Reference Table is not part of this Indenture.

i

ii

iii

INDENTURE dated as of May 8, 2018 among Jagged Peak Energy LLC, a Delaware limited liability company (the “Issuer”), Jagged Peak Energy Inc., a Delaware corporation (the “Parent”), the   other Guarantors (as defined herein) that may become party hereto from time to time and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Issuer, the Parent, the other Guarantors that may become party hereto from time to time and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 5.875% Senior Notes due 2026 (the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01  Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, regardless of whether such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but excluding Indebtedness that is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 and Section 4.09 hereof, as part of the same series as the Initial Notes.

“Adjusted Consolidated Net Tangible Assets” means, with respect to any specified Person as of any date of determination, without duplication:

(1) the sum of:

(A)        the discounted future net revenues from Proved Reserves of such Person and its Restricted Subsidiaries calculated in accordance with SEC guidelines (before any state or federal or foreign income taxes) as estimated in a reserve report prepared as of the end of such Person’s most recently completed fiscal year (or, if such date of determination is within 45 days after the end of such most recently completed fiscal year and no reserve report as of the end of such fiscal year has at the time been prepared or audited by independent petroleum engineers, the Person’s second preceding fiscal year) or, at such Person’s option, such Person’s most recently completed fiscal quarter for which internal financial statements are available, in each case, which reserve report is prepared or audited by independent petroleum engineers as to Proved Reserves accounting for at least 80% of all such discounted future net revenues and by such Person’s petroleum engineers with respect to any other Proved Reserves covered by such report, and as increased by, as of the date of determination, the estimated discounted future net revenues from:

(i)            estimated Proved Reserves of such Person and its Restricted Subsidiaries acquired since the date of such year-end or quarterly reserve report, as applicable, and

(ii)           estimated Proved Reserves of such Person and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of Proved Reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such year-end or quarterly reserve report, as applicable, due to exploration, development or exploitation, production or other activities that would, in accordance with standard industry practice, cause such revisions, and decreased by, as of the date of determination, the discounted future net revenue attributable to:

(iii)          estimated Proved Reserves of such Person and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such year-end or quarterly reserve report, as applicable, and

(iv)          reductions in estimated Proved Reserves of such Person and its Restricted Subsidiaries reflected in such reserve report attributable to downward revisions of estimates of Proved Reserves since the date of such year-end or quarterly reserve report, as applicable, due to changes in geological conditions or other factors that would, in accordance with standard industry practice, cause such revisions;

in the case of the preceding clauses (i) through (iv), calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices utilized in such year-end or quarterly reserve report, as applicable) and estimated by such Person’s petroleum engineers or any independent petroleum engineers engaged by such Person for such purpose;

(B)        the capitalized costs that are attributable to oil and gas properties of such Person and its Restricted Subsidiaries to which no Proved Reserves are attributable, based on such Person’s books and records as of a date no earlier than the last day of such Person’s most recent quarterly or annual period for which internal financial statements are available;

(C)        the Consolidated Net Working Capital of such Person and its Restricted Subsidiaries as of a date no earlier than the last day of such Person’s most recent quarterly or annual period for which internal financial statements are available; and

(D)        the greater of:

(i)            the net book value and

(ii)           the appraised value, as estimated by independent appraisers,

in each case, of other tangible assets (including Investments in unconsolidated Subsidiaries) of such Person and its Restricted Subsidiaries as of a date no earlier than the last day of such Person’s most recent quarterly or annual period for which internal financial statements are available; provided that if no such appraisal has been performed, such Person will not be required to obtain such an appraisal and only clause (D)(i) of this clause (D) will apply, minus, to the extent not otherwise taken into account in the immediately preceding clause (1),

(2) the sum of

(A)        minority interests;

(B)        any net gas balancing liabilities of such Person and its Restricted Subsidiaries as of the last day of such Person’s most recent annual or quarterly period for which internal financial statements are available;

(C)        to the extent included in clause (1)(A) above, the discounted future net revenues, calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices and costs utilized in such Person’s year-end or quarterly reserve report, as applicable), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of such Person and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(D)        the discounted future net revenues, calculated on a pre-tax basis in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price and cost assumptions included in determining the discounted future net revenues specified in (1)(A) above, would be necessary to fully satisfy the payment obligations of such Person and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If such Person changes its method of accounting from the successful efforts method to the full costs method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if such Person were still using the successful efforts method of accounting.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note at any redemption date, the greater of:

(1) 1.0% of the principal amount of the Notes; or

(2) the excess, if any, of:

(A)        the present value at such time of (i) the redemption price of the Note at May 1, 2021, (such redemption price being set forth in the table in Section 3.07(e) hereof) plus (ii) all required interest payments due on the Note through May 1, 2021, (in each case, excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such time plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months); over

(B)        the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights by the Parent or any of the Parent’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Parent and its Subsidiaries taken as a whole will be governed by Section 4.13 or Section 5.01 hereof and not by Section 4.10 hereof; and

(2) the issuance of Equity Interests by any of the Parent’s Restricted Subsidiaries (other than directors’ qualifying shares) or the sale by the Parent or any of the Parent’s Restricted Subsidiaries of Equity Interests in any of the Parent’s Restricted Subsidiaries, other than Preferred Stock issued in compliance with Section 4.09 hereof.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $20.0 million;

(2) a transfer of assets between or among the Parent and its Restricted Subsidiaries;

(3) an issuance or disposition of Equity Interests by a Restricted Subsidiary of the Parent to the Parent or to a Restricted Subsidiary of the Parent;

(4) the sale, lease or other disposition of equipment, inventory, products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out, surplus or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property) that is, in the reasonable judgment of the Parent, no longer economically practicable to maintain or useful in the conduct of the business of the Parent and its Restricted Subsidiaries taken as whole;

(5) licenses and sublicenses by the Parent or any of its Restricted Subsidiaries of software or intellectual property, including seismic data and interpretations thereof, in the ordinary course of business;

(6) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims;

(7) the granting of Liens not prohibited by Section 4.12 hereof and dispositions in connection with such Liens;

(8) the sale or other disposition of cash or Cash Equivalents or other financial instruments;

(9) a Restricted Payment (or a payment that would be a Restricted Payment but for an exception to the definition thereof) that does not violate Section 4.07 hereof or a Permitted Investment;

(10) sale or other disposition of Hydrocarbons or other mineral products in the ordinary course of business;

(11) any Asset Swap;

(12) dispositions of oil and natural gas properties; provided that at the time of any such disposition such properties do not have associated with them any Proved Reserves;

(13) any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Parent or a Restricted Subsidiary of the Parent, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(14) the abandonment, farm-out, lease or sublease of developed or undeveloped Oil and Gas Properties in the ordinary course of business or which are usual and customary in the Oil and Gas Business generally or in the geographic region in which such activities occur, including pursuant to any agreement or arrangement described in the definition of Permitted Business Investments;

(15) any sale or other disposition of Equity Interests in or Indebtedness of an Unrestricted Subsidiary;

(16) the early termination or unwinding of any Hedging Obligations; and

(17) any disposition due to a casualty or condemnation or other involuntary transfer.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Oil and Gas Business between the Parent or any of its Restricted Subsidiaries and another Person; provided, that the Fair Market Value of the properties or assets traded or exchanged by the Parent or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by the Parent or such Restricted Subsidiary, and provided, further, that any net cash received must be applied in accordance with Section 4.10 hereof, if then in effect.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person”(as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.  For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the board of managers thereof or if there is no such board, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, with respect to borrowings under the Credit Agreement and any amendment to and/or modification or replacement of the foregoing in the form of a reserve-based borrowing base credit facility, in each case with lenders that include commercial banks regulated by the U.S. Office of the Comptroller of the Currency, the maximum amount determined or re-determined by the lenders thereunder as the aggregate lending value to be ascribed to the Oil and Gas Properties and other assets of the Parent and its Restricted Subsidiaries against which such lenders are prepared to provide loans, letters of credit or other Indebtedness to the credit parties, using customary practices and standards for determining reserve-based borrowing base loans and which are generally applied to borrowers in the Oil and Gas Business by commercial lenders, as determined semi-annually during each year and/or on such other occasions as may be required or provided for therein.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.  Notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease pursuant to GAAP as in effect on the Issue Date will be deemed not to represent a Capital Lease Obligation.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) Government Securities having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the United States of America, in each case having combined capital and surplus of at least $100.0 million and a short term deposit rating no lower than A2 or P2 by S&P or Moody’s, respectively;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of creation thereof; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Subsidiaries taken as a whole to any Person other than a Restricted Subsidiary of the Parent or a Qualifying Owner (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)), which occurrence is followed by a Rating Decline within 90 days thereafter;

(2) the adoption of a plan relating to the liquidation or dissolution of the Parent; or

(3) the consummation of any transaction (including any merger or consolidation), the result of which is that any Person (including any “person’ as defined above), excluding any Qualifying Owner, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent, measured by voting power rather than number of shares, which occurrence is followed by a Rating Decline within 90 days; provided that the foregoing shall not constitute a Change of Control if, immediately following such transaction, the “persons” (as defined above) who were Beneficial Owners of the Voting Stock of the Parent immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the total voting power of the Voting Stock of such other Person of whom the Parent has become a Subsidiary (or any parent thereof).

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely as a result of the Parent becoming a direct or indirect wholly owned Subsidiary of another company (whether the Parent is directly owned by such company or indirectly through other subsidiaries of such company); provided that no Person (including any “person” as defined above), excluding any Qualifying Owner, directly or indirectly, is the Beneficial Owner of more than 50% of the total voting power of the Voting Stock of the ultimate Parent Entity of such company, measured by voting power rather than number of shares.

“Clearstream” means Clearstream Banking, S.A.

“Consolidated EBITDAX” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) provision for taxes based on income, profits or capital (including federal, state and franchise, taxes accounted for as income taxes in accordance with GAAP) of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) the Fixed Charges and, to the extent not reflected in Fixed Charges, any losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Hedging Obligations or such derivative instruments, and bank and letter of credit fees, letter of guarantee and bankers’ acceptance fees and costs of surety bonds in connection with financing activities of such Person and its Restricted Subsidiaries for such period, to the extent that such items were deducted in computing such Consolidated Net Income; plus

(3) depreciation, depletion, amortization (including amortization of intangibles, but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(4) restructuring costs, charges and reserves to the extent that such costs, charges or reserves were deducted in computing such Consolidated Net Income; plus

(5) transaction fees and expenses (including transaction fees or breakup fees paid in connection therewith) incurred in connection with any acquisitions or underwritten public Equity Offering to the extent that such fees and expenses were deducted in computing such Consolidated Net Income; plus

(6) if such Person accounts for its oil and natural gas operations using successful efforts or a similar method of accounting, consolidated exploration and abandonment expense of such Person and its Restricted Subsidiaries, to the extent such expenses were deducted in computing such Consolidated Net Income; minus

(7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; and minus

(8) to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of Preferred Stock dividends or distributions; provided that:

(1) all extraordinary gains or losses and all gains or losses realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain or loss, will be excluded;

(2) the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3) the net income (but not loss) of any Restricted Subsidiary (other than the Issuer) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(4) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) related to the application of recapitalization accounting or purchase accounting (including in the inventory, property and equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items), will be excluded;

(5) the cumulative effect of a change in accounting principles will be excluded;

(6) any non-cash compensation charge or gain arising from any grant of stock, stock options or other equity based awards (including, without limitation, equity interests in JPE Management Holdings LLC) will be excluded;

(7) unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including those resulting from the application of FASB ASC 815 or mark to market movement of other financial instruments pursuant to FASB ASC 825, will be excluded;

(8) any asset impairment writedowns on Oil and Gas Properties or other assets in accordance with GAAP or SEC guidelines will be excluded;

(9) accruals and reserves that are established or adjusted in connection with an Investment or an acquisition that are required to be established or adjusted as a result of such Investment or such acquisition, in each case in accordance with GAAP, will be excluded;

(10) any expenses, charges or losses to the extent covered by insurance that are, directly or indirectly, reimbursed or reimbursable by a third party, and any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture, will be excluded; and

(11) any non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations will be excluded.

“Consolidated Net Working Capital” of any Person as of any date of determination means the amount (shown on the balance sheet of such Person and its Restricted Subsidiaries prepared on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal quarter of such Person for which internal financial statements are available) by which (a) all current assets of such Person and its Restricted Subsidiaries other than current assets from Oil and Gas Hedging Contracts, exceeds (b) all current liabilities of the Parent and its Restricted Subsidiaries, other than (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from Oil and Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Parent prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC 815).

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” means the office of the Trustee at its address specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuer.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of February 1, 2017, by and among the Issuer, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent and issuing lender, and the lenders party thereto, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended by Amendment Number 1 thereto, dated as of October 26, 2017, Amendment Number 2 thereto, dated as of March 21, 2018, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time with one or more loans or facilities for which either the administrative agent is a commercial bank or a majority of the loan commitments are provided by one or more commercial banks.

“Credit Facilities” means, one or more debt facilities (including the Credit Agreement) or other credit agreements, indentures, commercial paper facilities or other forms of debt financing, in each case, with banks or other institutional lenders or investors providing for revolving credit loans, term loans, term debt, debt securities, capital market financings, private placements, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Parent or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, in each case other than in exchange for Capital Stock of the Parent (other than Disqualified Stock).  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Parent to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Parent and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of a Person that was formed under the laws of the United States of America or any state of the United States of America or the District of Columbia.

“Equity Interests” of any Person means (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (regardless of whether currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Equity Offering” means a public or private sale of Equity Interests (excluding Disqualified Stock) of the Parent for cash, other than:

(1) public offerings with respect to the Parent’s common stock registered on Form S-4 or Form S-8;

(2) issuances to any Subsidiary of the Parent; and

(3) any such public or private sale or issuance that constitutes an Excluded Contribution.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means an issue of Notes with terms identical to the Initial Notes (except that the Exchange Notes will not be subject to restrictions on transfer, registration rights or Liquidated Damages) issued in an Exchange Offer pursuant to Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Contribution” means net cash proceeds received after the Issue Date by the Parent and its Restricted Subsidiaries as common equity capital contributions or from an Equity Offering (other than to a Restricted Subsidiary), in each case to the extent designated as an Excluded Contribution pursuant to an Officers’ Certificate and not previously included in the calculation set forth in clause (C)(ii) of Section 4.07(a) hereof for purposes of determining whether a Restricted Payment may be made.

“Existing Indebtedness” means all Indebtedness of the Parent and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Parent in the case of amounts of $25.0 million or more and otherwise by an officer of the Parent (unless otherwise provided in this Indenture).

“FASB ASC 815” means Financial Accounting Standards Board Accounting Standards Codification Topic No. 815, Derivatives and Hedging.

“FASB ASC 825” means Financial Accounting Standards Board Accounting Standards Codification Topic No. 825, Financial Instruments.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated EBITDAX of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings under a revolving credit facility) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.  For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by the chief financial or accounting officer of the specified Person; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated EBITDAX, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC).

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or by any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (as provided above) as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated EBITDAX attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Dollar-Denominated Production Payments, (ii) the write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, but including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations (but not leases that are not Capital Lease Obligations), commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, regardless of whether such Guarantee or Lien is called upon; plus

(4) all dividends or distributions, whether paid or accrued and regardless of whether in cash, on any series of Disqualified Stock of such Person or any series of Disqualified Stock or Preferred Stock of its Restricted Subsidiaries, other than dividends or distributions on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, Section 2.06(b)(3), Section 2.06(b)(4), Section 2.06(d)(2), Section 2.06(d)(3) or Section 2.06(f) hereof.

“Government Securities” means obligations issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support thereof).

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).  When used as a verb, “Guarantee” has a correlative meaning.

“Guarantor” means (i) the Parent and (ii) any Subsidiary of the Parent (other than the Issuer) that Guarantees the Notes in accordance with the provisions of this Indenture, and its successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) Oil and Gas Hedging Contracts.

“Holder” means a Person in whose name a Note is registered.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), regardless of whether contingent:

(1) in respect of borrowed money;

(2) evidenced by or issued in exchange for bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), other than obligations with respect to letters of credit that are not drawn upon (or, to the extent drawn, that are repaid or reimbursed within ten days);

(3) in respect of bankers’ acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services (other than with respect to deferred compensation) due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (regardless of whether such Indebtedness is assumed by the specified Person); provided that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset as such date of determination and (y) the amount of such Indebtedness of such other Person, and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment).  Subject to the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “Joint Venture General Partner”); and

(3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(A)        the lesser of (i) the net assets of the Joint Venture General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(B)        if less than the amount determined pursuant to clause (A) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Fixed Charges to the extent actually paid by such Person or its Restricted Subsidiaries.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)        the Fair Market Value of such assets at the date of determination; and

(B)        the amount of the Indebtedness of the other Person.

Notwithstanding the preceding, “Indebtedness” of a Person shall not include:

(1) any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens;

(2) any obligation of such Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

(3) any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness;

(4) Indebtedness, the proceeds of which are funded into an escrow or other trust arrangement pending the satisfaction of one or more conditions, unless and until such proceeds are released to such Person or any of its Restricted Subsidiaries;

(5) Obligations in respect of Treasury Management Arrangements; and

(6) Obligations under agreements described under clause (18) of the definition of Permitted Liens.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $500.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, RBC Capital Markets, LLC, ABN AMRO Securities (USA) LLC, Citigroup Global Markets Inc., Fifth Third Securities, Inc., KeyBanc Capital Markets Inc., UBS Securities LLC, BMO Capital Markets Corp., BOK Financial Securities, Inc., Comerica Securities, Inc., Deutsche Bank Securities Inc. and U.S. Bancorp Investments, Inc.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Investment Grade Rating” means a rating equal to or higher than:

(1) Baa3 (or the equivalent) by Moody’s; or

(2) BBB- (or the equivalent) by S&P;

or, if either such Rating Agency ceases to rate the Notes for reasons outside of the control of the Issuer, the equivalent investment grade credit rating from any other Rating Agency.

“Investment Grade Rating Event” means the first day on which (a) the Notes have an Investment Grade Rating from at least one Rating Agency, (b) no Default or Event of Default with respect to the Notes has occurred and is then continuing under this Indenture as of the date of the Officers’ Certificate referred to in clause (c) of this definition, and (c) the Issuer has delivered to the Trustee an Officers’ Certificate certifying as to the satisfaction of the conditions set forth in clauses (a) and (b) of this definition.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Parent or any Restricted Subsidiary of the Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Parent, the Parent will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Parent’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof.  The acquisition by the Parent or any Restricted Subsidiary of the Parent of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Parent or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c) hereof.  Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the first date on which Notes are issued under this Indenture.

“Issuer” has the meaning assigned to such term in the preamble of this Indenture, together with its successors and assigns.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, regardless of whether filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Liquidated Damages” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Midstream Assets” means (i) assets other than cash and Cash Equivalents used primarily for gathering, transmission, compression, storage, processing, marketing, fractionation, dehydration,

stabilization, sourcing, disposal, transportation or treatment of Hydrocarbons, carbon dioxide or water and (ii) Equity Interests of any Person whose assets consist, in all material respects, of assets referred to in clause (i) of this definition.

“Midstream Business” means the gathering, marketing, treating, processing, storage, selling, transporting transmission, compression, fractionation, dehydration, sourcing, disposal, stabilization or treatment of Hydrocarbons, carbon dioxide or water.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to the ratings business thereof.

“Net Proceeds” means the aggregate amount of cash proceeds and Cash Equivalents received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash or Cash Equivalents received upon the later sale or other disposition of any non-cash consideration received in any Asset Sale but excluding any non-cash consideration deemed to be cash for purposes of Section 4.10 hereof), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than revolving credit Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness as to which neither the Parent nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Note Guarantor of the Issuer’s Obligations under this Indenture and the Notes, as provided in this Indenture.

“Notes” has the meaning assigned to it in the preamble of this Indenture, and includes the Additional Notes, the Initial Notes and any Exchange Notes, together as a single class.

“Obligations” means obligations in respect of any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Parent or the Issuer, as applicable, by two Officers of the Parent or the Issuer, respectively, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, that meets the requirements of this Indenture pertaining to such certificates.

“Oil and Gas Business” means (i) the acquisition, exploration, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties, (ii) the gathering, marketing, treating, processing (but not refining), storage, selling and transporting of any production from such interests or properties, (iii) any business relating to exploration for or development, production, treatment, processing (but not refining), storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith and (iv) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.

“Oil and Gas Hedging Contracts” means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons to be used, produced, processed or sold by the Parent or any of its Restricted Subsidiaries that are designed to protect such Person against, or manage such Person’s exposure to, fluctuation in Hydrocarbons prices and not for speculative purposes.

“Oil and Gas Properties” means all properties, including equity or other ownership interest therein, owned by such Person or any of its Restricted Subsidiaries which contain or are believed to contain Proved Reserves.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof.  The counsel may be an employee of or counsel to the Parent, any Subsidiary of the Parent or the Trustee.

“Parent” has the meaning assigned to such term in the preamble of this Indenture, together with its successors and assigns.

“Parent Entity” means any Person that is a direct or indirect parent company of the Parent.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Payment Default” means a Default arising from a failure by the Issuer to make any payment when due on the Notes.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Parent or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Parent or (b) such Person was merged or consolidated with or into the Parent or any of its Restricted Subsidiaries (in either case, regardless of whether such Indebtedness was incurred in contemplation of such merger or consolidation); provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Parent or any of its Restricted Subsidiaries, as applicable, either:

(A)          immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Parent or such Person (if the Parent is not the survivor in the transaction) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; or

(B)          immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-

quarter period, the Fixed Charge Coverage Ratio of the Parent or such Person (if the Parent is not the survivor in the transaction) is equal to or greater than the Fixed Charge Coverage Ratio of the Parent immediately prior to such transaction.

“Permitted Business Investments” means investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including (i) ownership interests in oil, natural gas, other Hydrocarbon properties or any interest therein or gathering, transportation, processing, storage or related systems, (ii) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, developments agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies) with third parties, and (iii) direct or indirect ownership interests or Investments in drilling rigs, fracturing units and other related equipment or in Persons that own or provide such equipment.

“Permitted Investments” means:

(1) any Investment in the Parent or in a Restricted Subsidiary of the Parent;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Parent or any Restricted Subsidiary of the Parent in a Person, if as a result of such Investment:

(A)        such Person becomes a Restricted Subsidiary of the Parent; or

(B)        such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale (or a disposition excluded from the definition thereof) that was made pursuant to and in compliance with Section 4.10 hereof, including pursuant to an Asset Swap;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent;

(6) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Parent or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to officers, directors or employees made in the ordinary course of business of the Parent or any Restricted Subsidiary of the Parent in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

(9) repurchases of the Notes;

(10) any Guarantee of Indebtedness permitted to be incurred by Section 4.09 hereof, other than a Guarantee of Indebtedness of an Affiliate of the Parent that is not a Restricted Subsidiary of the Parent;

(11) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;

(12) Investments acquired after the Issue Date as a result of the acquisition by the Parent or any Restricted Subsidiary of the Parent of another Person, including by way of a merger, amalgamation or consolidation with or into the Parent or any of its Restricted Subsidiaries, or all or substantially all of the properties or assets of another Person, in each case, in a transaction that is not prohibited by Section 5.01(a) hereof to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13) Permitted Business Investments or Permitted Midstream Investments;

(14) receivables owing to the Parent or any Restricted Subsidiary of the Parent created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Parent or any such Restricted Subsidiary deems reasonable under the circumstances;

(15) endorsements of negotiable instruments and documents in the ordinary course of business;

(16) such Investments consisting of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Parent or any Restricted Subsidiary of the Parent;

(17) Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business; and

(18) other Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding, not to exceed the greater of (a) $75.0 million and (b) 5.0% of the Parent’s Adjusted Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (18) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens” means:

(1) any Liens securing (a) Indebtedness and other Obligations under Credit Facilities that was incurred pursuant to clause (1) of the definition of Permitted Debt or (b) Hedging Obligations related thereto or (c) Obligations with regard to Treasury Management Arrangements;

(2) Liens in favor of the Parent or a Restricted Subsidiary;

(3) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Parent or is merged with or into or consolidated with the Parent or any Restricted Subsidiary of the Parent; provided that such Liens were in existence prior to such Person becoming a Restricted Subsidiary of the Parent or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Parent or that is merged with or into or consolidated with the Parent or any Restricted Subsidiary of the Parent;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Parent or any Subsidiary of the Parent; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(5) Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers’ compensation obligations, bid, plugging and abandonment and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations) or Liens on pipelines or other facilities that arise by operation of law or Liens for taxes not yet due or that are being contested in good faith;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) hereof covering only the assets acquired with or financed by such Indebtedness;

(7) Liens existing on the Issue Date (other than Liens pursuant to any Credit Facilities);

(8) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed by the Parent or a Restricted Subsidiary; provided that:

(A)        the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(B)        such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Parent or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(9) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(10) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(11) filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(12) bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(13) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness or in connection with escrows of proceeds of Indebtedness pending specified uses;

(14) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(15) grants of software and other technology licenses in the ordinary course of business;

(16) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(17) Liens in respect of Production Payments and Reserve Sales; provided, that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;

(18) Liens arising under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(19) Liens to secure performance of Hedging Obligations of the Parent or any of its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes;

(20) Liens incurred in the ordinary course of business of the Parent or any Restricted Subsidiary of the Parent with respect to Indebtedness that does not exceed in aggregate principal amount, at any one time outstanding, the greater of (a) $75.0 million and (b) 5.0% of the Parent’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence; and

(21) any Lien securing any modification, renewal, extension, refinancing, refunding or replacement of Indebtedness permitted to be secured by a Lien pursuant to by this definition other than clause (1); provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such modification, renewal, extension, refinancing, refunding or replacement are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

“Permitted Midstream Investments” means Investments by the Parent or any of its Restricted Subsidiaries in any Person (including in any Unrestricted Subsidiary) consisting of a capital contribution, or arising from the receipt of non-cash consideration from a transfer, to such Person of Midstream Assets; provided that:

(1) at the time of any such Investment and immediately thereafter, the Parent would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio set forth in Section 4.09(a) hereof;

(2) if such Person has outstanding Indebtedness at the time of any such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such indebtedness of such Person that is not Non-Recourse Debt could, at the time such Investment is made, be incurred at that time by the Parent and its Restricted Subsidiaries pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(3) such Person is not engaged, in any material respect, in any business other than a Midstream Business.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries or any Disqualified Stock of the Parent issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness) or any Disqualified Stock of the Parent; provided that:

(1) the principal amount (or accreted value, if applicable), or in the case of Disqualified Stock, the amount thereof determined in accordance with the definition of Disqualified Stock, of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness or the amount of the Disqualified Stock renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness or accrued and unpaid dividends on the Disqualified Stock, as the case may be, and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness: (a) has a final maturity date that is either (i) no earlier than the final maturity date of the Indebtedness or Disqualified Stock being renewed, refunded, refinanced, replaced, defeased or discharged, or (ii) more than 90 days after the final maturity date of the Notes and (b) has a Weighted Average Life to Maturity that is either (i) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being renewed, refunded, refinanced, replaced, defeased or discharged, or (ii) more than 90 days greater than the Weighted Average Life to Maturity of the Notes;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is not incurred by a Restricted Subsidiary of the Parent (other than a Guarantor or the Issuer) if the Issuer is the issuer or other primary obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other similar Equity Interests (however designated) of such Person whether outstanding or issued after the Issue Date.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Production Payments and Reserve Sales” means the grant or transfer by the Parent or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Parent or any of its Restricted Subsidiaries.

“Proved Reserves” means crude oil and natural gas reserves (including natural gas liquids) constituting “proved oil and gas reserves” as defined in Rule 4-10 of Regulation S-X of the Securities Act.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualifying Owner” means each of (i) Q-Jagged Peak Energy Investment Partners, LLC, together with the parallel investment entities and alternative investment entities of the foregoing, and any future investment fund or co-investment fund managed by Quantum Energy Partners or any of its Affiliates, and any Affiliates (other than a portfolio company) of one or more of the foregoing and (ii) any director, officer, general partner, managing member, principal or managing director of the Parent or any Person described in clause (i) above.

“Rating Agency” means each of S&P and Moody’s, or if (and only if) any of S&P or Moody’s shall not make a rating on the Notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Rating Category” means:

(1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Rating Decline” means a decrease in the rating of the Notes by both Moody’s and S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).  In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories, namely + or — for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB— to B+ will constitute a decrease of one gradation.

“Registration Rights Agreement” means (1) with respect to the Notes issued on the Issue Date, the Registration Rights Agreement, to be dated the Issue Date, among the Parent, the Issuer, and the initial purchasers of the Notes named in such agreement and (2) with respect to any Additional Notes, any registration rights agreement, to be dated the date of first issuance of such Additional Notes, among the Parent, the Issuer and the Subsidiaries of the Parent that are Guarantors on such date of first issuance of such Additional Notes, and the initial purchasers of such Additional Notes.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S, and bearing the legend specified in Section 2.06(g)(3).

“Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Note” means a Restricted Definitive Note or a Restricted Global Note.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.  For the avoidance of doubt, the Issuer shall be a Restricted Subsidiary of the Parent and may not become an Unrestricted Subsidiary.  All references to Restricted Subsidiaries refer to Restricted Subsidiaries of the Parent.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings and any successor to the ratings business thereof.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt” means:

(1) all Indebtedness of the Parent or any of its Restricted Subsidiaries outstanding under the Credit Agreement and all Hedging Obligations and Treasury Management Arrangements thereunder or with respect thereto;

(2) the Notes and any other Indebtedness of the Parent or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Note Guarantee;

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2); and

(4) any Indebtedness of a Restricted Subsidiary (other than the Issuer) that is not a Guarantor.

Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include (a) any intercompany Indebtedness of the Parent or any of its Subsidiaries to the Parent or any of its Affiliates, or (b) any Indebtedness that is incurred in violation of this Indenture or (c) any trade payables or taxes owed or owing by the Parent or any of its Restricted Subsidiaries.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided that, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of the Parent, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a Stated Maturity date of such convertible debt securities.

“Subordinated Debt” means Indebtedness of the Issuer or a Guarantor that is contractually subordinated in right of payment (by its terms or the terms of any document or instrument relating thereto), to the Notes or the Note Guarantee of such Guarantor, as applicable.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership or a limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Rate” means, in respect of any redemption date, the yield to maturity, as of the time of computation, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to such time (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 1, 2021; provided, however, that if the period from the redemption date to May 1, 2021, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.  The Parent will (a) calculate the Treasury Rate no later than the second (and no earlier than the fourth) Business Day preceding the applicable redemption date and (b) prior to such redemption date, file with the trustee a statement setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trustee” means the party named as such in the preamble of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Note” means an Unrestricted Definitive Note or an Unrestricted Global Note.

“Unrestricted Subsidiary” means any Subsidiary of the Parent (other than the Issuer), including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 4.11 hereof, at the time of designation is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary of the Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent; and

(3) is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition;

except, in the case of (1), (2), or (3), for any such Indebtedness that is subject to a Guarantee by or other obligation of, or any agreement, contract, arrangement or understanding with, or any equity subscription or credit support obligation of, the Parent or Restricted Subsidiary of the Parent, in each case that constitutes an Investment in such Subsidiary that has been effected as a Restricted Payment that complies with Section 4.07 hereof or a Permitted Investment.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries; provided, however, that under no circumstances shall the Issuer be an Unrestricted Subsidiary.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity or redemption, in respect of the Indebtedness or Disqualified Stock, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding aggregate amount of such Indebtedness or Disqualified Stock.

Section 1.02     Other Definitions.

Defined in
Term	Section
“Affiliate Transaction”	Section 4.11
“Alternate Offer”	Section 4.13
“Applicable Premium Deficit”	Section 11.01(1)
“Asset Sale Offer”	Section 4.10
“Authentication Order”	Section 2.02
“Change of Control Offer”	Section 4.13
“Change of Control Payment”	Section 4.13
“Change of Control Purchase Date”	Section 4.13
“Covenant Defeasance”	Section 8.03
“DTC”	Section 2.03
“Event of Default”	Section 6.01
“Excess Proceeds”	Section 4.10
“incur”	Section 4.09
“Initial Lien”	Section 4.12
“Legal Defeasance”	Section 8.02
“Offer Amount”	Section 4.10
“Offer Period”	Section 4.10
“Paying Agent”	Section 2.03
“Payment Default”	Section 6.01
“Permitted Debt”	Section 4.09
“Purchase Date”	Section 4.10
“Registrar”	Section 2.03
“Reporting Default”	Section 6.01
“Restricted Payments”	Section 4.07
“Reversion Date”	Section 4.16(c)
“Suspension Date”	Section 4.16(a)
“Suspension Period”	Section 4.16(b)

Section 1.03     Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.04     Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” is not limiting;

(5) words in the singular include the plural, and in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) provisions apply to successive events and transactions;

(8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(9) all obligations herein or in the Notes to pay interest on the Notes shall be deemed to include an obligation to pay Liquidated Damages, if any, owed pursuant to the Registration Rights Agreement, unless duplicative of a separately stated obligation to pay such Liquidated Damages.

ARTICLE 2
THE NOTES

Section 2.01     Form and Dating.

(a)         General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)         Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)          Temporary Global Notes.  Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note.  The Restricted Period will be terminated upon the receipt by the Trustee of:

(1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note, all as contemplated by Section 2.06(b) hereof); and

(2) an Officers’ Certificate from the Issuer.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests therein as hereinafter provided.

(3) Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

(d)         Additional Notes.  Subject to compliance with the provisions of this Indenture, the Issuer may issue Additional Notes under this Indenture after the Issue Date in an unlimited aggregate principal amount.  Such Additional Notes issued pursuant hereto may have a CUSIP number different from that assigned to the Notes.

Section 2.02     Execution and Authentication.

At least one Officer must sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will authenticate: (i) for original issue on the Issue Date, Initial Notes in the aggregate principal amount of $500.0 million, (ii) Exchange Notes for original issue, pursuant to the Exchange Offer, for a like principal amount of Initial Notes, and (iii) any amount of Additional Notes specified by the Issuer, in each case, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”).  Such order shall specify (a) the amount of the Notes to be authenticated and the date of original issue thereof and (b) whether the Notes are Restricted Notes or Unrestricted Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Parent.

The Initial Notes and the Additional Notes (and, in each case, any Exchange Notes issued in exchange therefor) shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes (and, in each case, any Exchange Notes issued in exchange therefor).  Nothing in this paragraph shall be deemed to modify, replace or otherwise affect the restrictions on transfer applicable to Restricted Notes set forth in Section 2.06 hereof.

Section 2.03     Registrar and Paying Agent.

The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).

The Registrar will keep a register of the Notes and of their transfer and exchange.  The Issuer may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without notice to any Holder, and the Parent or any of its Subsidiaries may act as Paying Agent or Registrar.  The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04     Paying Agent to Hold Money in Trust.

The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, or interest, if any, on, the Notes, and will notify the Trustee of any default by the Issuer in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or one of its Subsidiaries) will have no further liability for the money.  If the Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.05     Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act §312(a).  If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with Trust Indenture Act §312(a).

Section 2.06     Transfer and Exchange.

(a)         Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1) the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;

(2) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3) there has occurred and is continuing an Event of Default with respect to the Notes and the Depositary notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 and Section 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06, Section 2.07 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)         Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) hereof, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                         both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                         both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.  Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) hereof and the Registrar receives the following:

(A)                         if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B)                         if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) hereof and:

(A)                         such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)                         such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)        such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)        the Registrar receives the following:

(i)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)  Transfer or Exchange of Beneficial Interests for Definitive Notes.

Beneficial interests in Global Notes may be exchanged for Definitive Notes only as provided in Section 2.06(a) and upon compliance with the further requirements set forth below:

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)        if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)        if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)        if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)        if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)         if such beneficial interest is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)         if such beneficial interest is being transferred to the Parent or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)        if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)  Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.  Notwithstanding Section 2.06(c)(1)(A) and Section 2.06(c)(1)(C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)        such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)        such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)        such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)        the Registrar receives the following:

(i)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d)   Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)        if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)        if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)        if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)        if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)         if such Restricted Definitive Note is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)         if such Restricted Definitive Note is being transferred to the Parent or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)        if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)        such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)        such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                         such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                         the Registrar receives the following:

(i)                                     if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)                                  if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)          Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                         if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                         if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                         if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                         such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)                         any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                         any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                         the Registrar receives the following:

(i)                                     if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)                                  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)           Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)          Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A)                         Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER, OR ANY OF ITS AFFILIATES, WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF,

(B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST COMPLETE AND SUBMIT TO THE TRUSTEE THE CERTIFICATE SPECIFIED IN THE INDENTURE RELATING TO THE MANNER OF SUCH TRANSFER (THE FORM OF WHICH CERTIFICATE CAN BE OBTAINED FROM THE TRUSTEE).  BY ITS ACQUISITION OF THIS NOTE, THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE (OR ANY INTEREST IN THIS NOTE) CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY GOVERNMENTAL PLAN, CHURCH PLAN, OR NON-U.S. PLAN SUBJECT TO OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2)(A) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS NOTE (OR ANY INTEREST IN THIS NOTE) WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (B) IF THE HOLDER IS A PLAN, ACCOUNT OR ARRANGEMENT SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE, THE DECISION TO ACQUIRE THE NOTE HAS BEEN MADE BY A FIDUCIARY WHICH IS AN “INDEPENDENT FIDUCIARY WITH FINANCIAL EXPERTISE” AS DESCRIBED IN 29 C.F.R. 2510.3-21(c)(1). AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.”

(B)                         Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE

MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF JAGGED PEAK ENERGY LLC (THE ‘‘ISSUER’’).

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Regulation S Temporary Global Note Legend.  The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(h)         Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)             General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Section 3.06, Section 4.10, Section 4.13 and Section 9.05 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Issuer will be required:

(A)                         to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)                         to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)                         to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by electronic transmission.

(9) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(10) Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.  Each Holder agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such

Holder’s Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

Section 2.07     Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of each of the Trustee  and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08     Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Parent or an Affiliate of the Parent holds the Note; provided, however that Notes held by the Parent or a Subsidiary of the Parent shall be deemed to be not outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09     Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10     Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11     Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of cancelled Notes in accordance with its customary practice (subject to the record retention requirements of the Exchange Act).  Certification of the disposition of all cancelled Notes will be delivered to the Issuer upon written request.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12     Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date (except that a special record date shall not be required with respect to interest payments made within an applicable grace period), in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuer will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.  The Trustee will have no duty whatsoever to determine whether any defaulted interest is payable or the amount thereof.

ARTICLE 3
REDEMPTION

Section 3.01     Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least two Business Days before notice of redemption is required to be mailed or sent to Holders pursuant to Section 3.03 hereof (unless a shorter time shall be agreed to by the Trustee) an Officers’ Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price or the method by which it is to be determined.

Section 3.02     Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 2 hereof, based on the method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection unless otherwise required by law), unless otherwise required by law or applicable stock exchange or depositary requirements.

In the event of partial redemption, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03     Notice of Redemption.

At least 15 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail (or, in the case of Notes issued in global form pursuant to Article 2 hereof, pursuant to the Applicable Procedures of DTC), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Article 8 hereof or a satisfaction and discharge of this Indenture pursuant to Article 11 hereof.

The notice will identify the Notes (including CUSIP numbers) to be redeemed and will state:

(1) the redemption date;

(2) the redemption price (or the method by which it will be determined);

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuer defaults in making such redemption payment, or a condition precedent with respect to such redemption has not been satisfied or waived, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(9) if such redemption is subject to satisfaction of one or more conditions precedent, (i) a description of such condition or conditions precedent and (ii) that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was sent), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed.

At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer has delivered to the Trustee, at least two Business Days before notice of redemption is required to be mailed or sent or caused to be mailed or sent to Holders pursuant to this Section 3.03 (unless a shorter time is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Notwithstanding any provision hereof to the contrary, the notice of redemption with respect to a redemption pursuant to Section 3.07(b) need not set forth the redemption price but only the manner of calculation thereof.  The Issuer will notify the Trustee in writing of the redemption price with respect to any redemption promptly after the calculation together with a calculation thereof and the Treasury Rate in reasonable detail, and the Trustee shall not be responsible for such calculation.

Section 3.04     Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the date fixed for redemption, unless the redemption is subject to a condition precedent that is not satisfied or waived. The Issuer shall provide written notice of the satisfaction or waiver of such conditions, the delay of such date of redemption or the rescission of such notice of redemption to the Trustee prior to the close of business one Business Day prior to the date of redemption, and the Trustee shall provide such notice to each Holder in the same manner in which the notice of redemption was given.  Upon receipt of such notice of the delay of such date of redemption or the rescission of such notice of redemption, such date of redemption shall be automatically delayed or such notice of redemption shall be automatically rescinded, as applicable, and the redemption of the Notes shall be automatically delayed or rescinded and cancelled, as applicable, as provided in such notice.

Section 3.05     Deposit of Redemption Price.

No later than 11:00 a.m. Eastern Time on the redemption date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest, if any, on, all Notes to be redeemed on that date.  The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on, all Notes to be redeemed.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph or satisfy or waive any condition precedent to the redemption, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06     Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07     Optional Redemption.

(a)         At any time prior to May 1, 2021, the Issuer may, on any one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes issued under this Indenture, upon providing notice as provided in this Indenture, at a redemption price equal to 105.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, on the Notes to be redeemed to, but excluding, the redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date), with an amount of cash not greater than the net cash proceeds of one or more Equity Offerings; provided that

(1) at least 60% of the aggregate principal amount of the Notes originally issued under this Indenture on the Issue Date (excluding Notes held by the Parent and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b)         At any time prior to May 1, 2021, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon providing notice as provided in this Indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium, and accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c)          In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer or Alternate Offer and the Issuer (or any third party making such Change of Control Offer or Alternate Offer in lieu of the Issuer as described in Section 4.13(c) hereof) purchases all of the Notes held by such Holders, the Issuer will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described in Section 4.13 hereof, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to, but excluding the date of redemption (subject to the rights of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(d)         Except as provided in the preceding paragraphs (a), (b) and (c) of this Section 3.07, the Notes will not be redeemable at the Issuer’s option prior to May 1, 2021.  Nothing in this Indenture shall, however, limit the right of the Parent or the Issuer to acquire Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise.

(e)          On or after May 1, 2021, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon providing notice pursuant to Section 3.03 hereof, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes to be redeemed to, but excluding, the applicable redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year	Percentage
2021	102.938%
2022	101.469%
2023 and thereafter	100.000%

(f)           Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(g)          Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

ARTICLE 4
COVENANTS

Section 4.01     Payment of Notes.

The Issuer will pay or cause to be paid the principal of, premium, if any, on, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.  The Issuer will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.  The Trustee will have no duty whatsoever to determine whether any Liquidated Damages is payable or the amount thereof.

The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02     Maintenance of Office or Agency.

The Issuer will maintain an office or agency in the United States of America (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar and which, if Definitive Notes have been issued, will be in the State of New York) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer and the Guarantors in respect of the Notes and this Indenture may be served.  The Issuer will give prompt written notice to the Trustee of any change in the location of such office or agency.  If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03     Reports.

(a)         Regardless of whether required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Parent will furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Parent were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Parent’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Parent were required to file such reports.

(b)         The availability of the reports and information described above in Section 4.03(a) on the SEC’s EDGAR filing system or on a website maintained by the Parent (which may be password protected provided reasonable access is given to Holders of Notes) will be deemed to satisfy the delivery requirements under Section 4.03(a).

(c)          For the avoidance of doubt, (a) any such reports or other information delivered pursuant to this Section 4.03 will not be required to contain the separate financial information for Guarantors as contemplated by Rule 3-10 of Regulation S-X or any financial statements of unconsolidated subsidiaries or 50% or less owned persons as contemplated by Rule 3-09 of Regulation S-X or any schedules required by Regulation S-X, or in each case any successor provisions and (b) such information shall not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein.

(d)         If the Parent has designated any of its Subsidiaries that, individually or taken together would be a Significant Subsidiary, as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.03(a) above will include, to the extent material, a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Parent.  No certifications or attestations concerning the financial statements or disclosure controls and procedures or internal controls that would otherwise be required pursuant to the Sarbanes-Oxley Act of 2002 will be required, and nothing contained in this Indenture shall otherwise require the Parent to comply with the terms of the Sarbanes-Oxley Act of 2002, in each case, at any time when it would not otherwise be subject to such statute.

(e)          Notwithstanding anything to the contrary set forth in this Section 4.03, the requirements of this Section 4.03 may be satisfied by the filing with the SEC for public availability by any Parent Entity of a Registration Statement on Form S-1, Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K, containing the required information with respect to the Parent, provided that any such financial information of such Parent Entity contains information reasonably sufficient to identify the material differences, if any, between the financial information of such Parent Entity, on the one hand, and the Parent and its Subsidiaries on a stand-alone basis, on the other hand.

(f)           Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any report required by this Section 4.03 shall be deemed cured (and the Parent shall be deemed to be in compliance with this Section 4.03) upon filing or posting such report as contemplated by this Section 4.03 (but without regard to the date on which such report is so filed or posted); provided that such cure shall not otherwise affect the rights of the Holders under Article 6 hereof if the principal of, premium, if any, on, and interest on, the Notes have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

(g)          The Parent will schedule a conference call not more than ten Business Days following the release of each report containing the financial information referred to in Section 4.03(a)(1) above, to discuss the information contained in such report.  The Parent shall be permitted to combine this conference call with any other conference call for other debt or equity holders or lenders of the Parent or its Subsidiaries.  The Parent will either publicly announce such call with instructions for access or otherwise take reasonable steps to notify Holders of Notes about such call and provide them and prospective investors in the Notes with instructions to obtain access, in each case, no later than each delivery of reports pursuant to Section 4.03(a)(1) above.

(h)         In addition, the Parent shall furnish to the Holders of Notes, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(i)             Delivery of reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s, the Parent’s, any Guarantor’s or any other Person’s compliance with any of the covenants in this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).  The Trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s, the Parent’s, any Guarantor’s or any other Person’s compliance with any of the covenants contained in this Indenture or to determine whether such reports, information or documents have been posted on any website or other online data system or filed with the SEC or to participate in any conference calls held pursuant to Section 4.03(g).

Section 4.04     Compliance Certificate.

(a)         The Parent shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, an Officers’ Certificate stating that a review of the activities of the Parent and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers of the Parent with a view to determining whether the Issuer and each Guarantor has kept, observed, performed and fulfilled their respective obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer and each Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer or such Guarantor is taking or proposes to take with respect thereto).

(b)         So long as any of the Notes are outstanding, within ten Business Days of any Officer of the Parent becoming aware of any Default or Event of Default, the Parent will deliver to the Trustee an Officers’ Certificate specifying such Default or Event of Default and what action the Parent is taking or proposes to take, if any, with respect thereto.

Section 4.05     Taxes.

The Parent will pay, and will cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of Notes.

Section 4.06     Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07     Restricted Payments.

(a)         The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Parent and (B) dividends or distributions payable to the Parent or a Restricted Subsidiary of the Parent);

(2) repurchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Parent) any Equity Interests of the Parent or any Parent Entity;

(3) make any payment on or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Debt (excluding (A) any intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries and (B) any such Subordinated Debt repaid, acquired or retired for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of payment, acquisition or retirement), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above of this Section 4.07(a) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(A)                         no Payment Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B)                         the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(C)                         such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2) through (12) of Section 4.07(b) hereof), is less than the sum, without duplication, of:

(i)                                     50% of the Consolidated Net Income of the Parent for the period (taken as one accounting period) from April 1, 2018 to the end of the Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(ii)                                  100% of the aggregate net cash proceeds and the Fair Market Value of property or securities other than cash (including Capital Stock of Persons, other than the Parent or a Subsidiary of the Parent, engaged primarily in the Oil and Gas Business or other assets used or useful in the Oil and Gas Business), in each case received by the Parent since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Parent (other than (x) Disqualified Stock, (y) net cash proceeds received from an issuance or sale of such Equity Interests to a Subsidiary of the Parent or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Parent or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the date of determination) and (z) Excluded Contributions); plus

(iii)                               to the extent not already included in Consolidated Net Income for such period, if any Restricted Investment that was made by the Parent or any of its Restricted Subsidiaries after the Issue Date is sold for cash (other than to the Parent or any Subsidiary of the Parent) or otherwise cancelled, liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale, liquidation or repayment (less any out-of-pocket costs incurred in connection with any such sale); plus

(iv)                              the amount by which Indebtedness of the Parent or its Restricted Subsidiaries is reduced on the Parent’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Parent) subsequent to the Issue Date of any such Indebtedness for Equity Interests (other than Disqualified Stock) of the Parent (less the amount of any cash, or the Fair Market Value of any other property (other than such Equity Interests), distributed by the Parent upon such conversion or exchange and excluding the net cash proceeds from the conversion or exchange financed, directly or indirectly, using funds borrowed from the Parent or any Subsidiary), together with the net proceeds, if any, received by the Parent or any of its Restricted Subsidiaries upon such conversion or exchange; plus

(v)                                 to the extent that any Unrestricted Subsidiary of the Parent designated as such after the Issue Date is redesignated as a Restricted Subsidiary pursuant to the terms of this Indenture or is merged or consolidated with or into, or transfers or otherwise disposes of all of substantially all of its properties or assets to or is liquidated into, the Parent or a Restricted Subsidiary after the Issue Date, the lesser of, as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation, (A) the Fair Market Value of the Parent’s Restricted Investment in such Subsidiary (or of the properties or assets disposed of, as applicable) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation and (B) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date; plus

(vi)                              any dividends or distributions received in cash by the Parent or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary of the Parent, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Parent for such period.

(b)         The provisions of Section 4.07(a) hereof will not prohibit:

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent) of, Equity Interests of the Parent (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Parent, with a sale or contribution being deemed to be substantially concurrent if the applicable Restricted Payment occurs within 120 days thereof; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of clause (C)(ii) of Section 4.07(a) hereof and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.07 hereof;

(3) the payment of any dividend or distribution by a Restricted Subsidiary of the Parent to the holders of its Equity Interests on a pro rata basis or a basis more favorable to the Parent and its Restricted Subsidiaries;

(4) the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt (including the payment of any required premium and any fees and expenses incurred in connection with such repurchase, redemption, defeasance or other acquisition or retirement) with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5) repurchases of Subordinated Debt at a purchase price not greater than (i) 101% of the principal amount of such Subordinated Debt in the event of a Change of Control or (ii) 100% of the principal amount of such Subordinated Debt in the event of an Asset Sale, in each case, plus accrued and unpaid interest thereon, to the extent required by the terms of such Subordinated Debt, but only if:

(A)                         in the case of a Change of Control, the Parent and the Issuer have first complied with and fully satisfied their respective obligations set forth in Section 4.13 hereof; or

(B)                         in the case of an Asset Sale, the Parent and the Issuer have complied with and fully satisfied their respective obligations in accordance with Section 4.10 hereof;

(6) so long as no Payment Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent or any Restricted Subsidiary of the Parent or any Parent Entity held by any current or former officer, director or employee of the Parent or any of its Restricted Subsidiaries or any Parent Entity pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, compensation agreement or arrangement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $7.5 million in any twelve-month period (with unused amounts in any twelve-month period being carried over to succeeding twelve-month periods);

(7) the repurchase of Equity Interests of Parent or any Restricted Subsidiary or any Parent Entity deemed to occur upon the exercise of stock or other equity options or units to the extent such Equity Interests represent a portion of the exercise price of those stock or other equity options or units and any repurchase or other acquisition of such Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants, incentives or other rights to acquire such Equity Interests;

(8) so long as no Payment Default or Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Parent or any Preferred Stock of any Restricted Subsidiary of the Parent issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof;

(9) payments of cash, dividends, distributions, advances or other Restricted Payments by the Parent or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(10) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of all or substantially all of the assets of the Parent that complies with Section 5.01 hereof;

(11) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $50.0 million since the Issue Date; and

(12) Restricted Payments in an aggregate amount not to exceed the aggregate amount of Excluded Contributions received since the Issue Date.

(c)          The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a non-cash dividend or distribution, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined, in the case of amounts under $40.0 million, by an officer of the Parent and, in the case of amounts of $40.0 million or more, by the Board of Directors of the Parent whose resolution with respect thereto will be delivered to the Trustee.  For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (12) of Section 4.07(b) hereof, or is permitted pursuant to Section 4.07(a), the Parent will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or other such transaction (or portion thereof) on the date made or later reclassify such Restricted Payment or other such transaction (or portion thereof) in any manner that complies with this Section 4.07.

Section 4.08     Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)         The Parent will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Parent or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Parent or any of its Restricted Subsidiaries; provided that the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends, distributions or liquidating distributions before dividends, distributions or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this Section 4.08(a);

(2) make loans or advances to the Parent or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Parent or any of its Restricted Subsidiaries to other Indebtedness incurred by the Parent or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(3) sell, lease or transfer any of its properties or assets to the Parent or any of its Restricted Subsidiaries.

(b)         The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and the Credit Agreement as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained in the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not in the good faith judgment of an officer of the Parent materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2) this Indenture, the Notes and the Note Guarantees;

(3) agreements governing other Indebtedness or Disqualified Stock permitted to be incurred under Section 4.09 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained therein are, in the reasonable good faith judgment of an officer of the Parent, either (a) not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees or the Credit Agreement as in effect on the Issue Date or (b) not reasonably likely to have a material adverse effect on the ability of the Parent to make required payments on the Notes;

(4) applicable law, rule, regulation, permit, license, order or similar restriction;

(5) (a) any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisition, and (b) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Parent or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided that, the encumbrances and restrictions contained in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of an officer of the Parent, no more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided, further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(6) customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case, entered into in the ordinary course of business;

(7) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3) hereof;

(8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the reasonable good faith judgment of an officer of the Parent, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Parent’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(12) encumbrances or restrictions applicable only to a Restricted Subsidiary that is not a Domestic Subsidiary;

(13) encumbrances or restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

(14) customary encumbrances and restrictions contained in agreements of the types described in the definition of “Permitted Business Investments”;

(15) agreements governing Hedging Obligations incurred in the ordinary course of the Oil and Gas Business and not for speculative purposes; and

(16) any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Parent or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary.

Section 4.09     Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)         The Parent will not, and will not permit any of its Restricted Subsidiaries to create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Parent will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Parent may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Issuer and the other Guarantors may incur Indebtedness (including Acquired Debt) or issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)         The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, “Permitted Debt”):

(1) the incurrence by the Parent and any Restricted Subsidiary of Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent and the Guarantors thereunder) not to exceed the greatest of (i) $650.0 million, (ii) the Borrowing Base in effect under the Credit Agreement at the time of incurrence, and (iii) $250.0 million plus 35.0% of the Parent’s Adjusted Consolidated Net Tangible Assets (determined as of the date of such incurrence after giving pro forma effect to such incurrence and the application of the proceeds therefrom);

(2) the incurrence by the Parent or any of its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Issuer of Indebtedness represented by the Notes to be issued on the Issue Date, any Exchange Notes to be issued by the Issuer pursuant to a Registration Rights Agreement and the incurrence by any Guarantor of any Note Guarantees thereof;

(4) the incurrence by the Parent or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, improvement, deployment, repair, refurbishment or modification of property, plant or equipment or furniture, fixtures and equipment, in each case, used in the business of the Parent or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (i) $50.0 million and (ii) 5.0% of the Parent’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence;

(5) the incurrence by the Parent or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) of the Parent or any of its Restricted Subsidiaries or any Disqualified Stock of the Parent, in each case that was incurred under Section 4.09(a) hereof or clause (2), (3), (4) or (14) of this Section 4.09(b) or this clause (5);

(6) the incurrence by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries; provided, however, that:

(A)                         if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

(B)                         (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent or a Restricted Subsidiary of the Parent and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Parent nor a Restricted Subsidiary of the Parent,

will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of the Parent’s Restricted Subsidiaries to the Parent or to any of its Restricted Subsidiaries of any Preferred Stock; provided, however, that:

(A)                         any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Parent or a Restricted Subsidiary of the Parent; and

(B)                         any sale or other transfer of any such Preferred Stock to a Person that is not either the Parent or a Restricted Subsidiary of the Parent,

will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by the Parent or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of the Oil and Gas Business and not for speculative purposes;

(9) the Guarantee by the Parent or any of its Restricted Subsidiaries of Indebtedness of the Parent or a Restricted Subsidiary of the Parent to the extent that the Guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being Guaranteed is subordinated in right of payment to or pari passu with the Notes, then the Guarantee must be subordinated in right of payment or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;

(10) the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds, and completion guarantees provided by the Parent or a Restricted Subsidiary of the Parent in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds, obligations or workers’ compensation claims in the ordinary course of business;

(11) the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12) the incurrence by the Parent or any of its Restricted Subsidiaries of in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(13) any obligation arising from agreements of the Parent or any Restricted Subsidiary of the Parent providing for indemnification, adjustment of purchase price, earn outs or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted by this Indenture; provided that such obligation is not reflected as a liability on the face of the balance sheet of the Parent or any Restricted Subsidiary;

(14) any Permitted Acquisition Indebtedness; and

(15) the incurrence by the Parent or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Parent of any Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock issued pursuant to this clause (15), not to exceed, at any one time outstanding, the greater of (i) $75.0 million and (ii) 5.0% of the Parent’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance.

(c)          The Parent will not incur, and will not permit the Issuer or any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Parent, the Issuer or a Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Parent, the Issuer or a Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

(d)         For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) of Section 4.09(b) hereof, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Parent will be permitted to divide, classify and reclassify such item of Indebtedness on the date of its incurrence, or later redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09.  Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been initially incurred on such date in reliance on the exception provided by clause (1) of the definition of “Permitted Debt.”  The accrual of interest or Preferred Stock or Disqualified Stock dividends or distributions, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock or Disqualified Stock as Indebtedness due to a change in accounting principles, and the payment of dividends or distributions on Preferred Stock or Disqualified Stock in the form of additional shares or units of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Parent as accrued to the extent required by the definition of such term.

Section 4.10     Asset Sales.

(a)         The Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Parent or any of its Restricted Subsidiaries, as the case may be, receives consideration (including by way of relief from, or any Person assuming responsibilities for, any liabilities, contingent or otherwise) at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the aggregate consideration received in the Asset Sale by the Parent or such Restricted Subsidiary and all other Asset Sales consummated since the Issue Date is in the form of cash or Cash Equivalents or any combination thereof.  For purposes of this provision, each of the following will be deemed to be cash:

(A)                         any liabilities, as shown on the Parent’s most recent consolidated balance sheet or such Restricted Subsidiary’s most recent balance sheet, of the Parent or such Restricted Subsidiary (other than contingent liabilities and Subordinated Debt) that are assumed by the transferee of any such assets pursuant to a novation or indemnity agreement (or other legal documentation with the same effect) that releases the Parent or such Restricted Subsidiary from or indemnifies the Parent or such Restricted Subsidiary against further liability;

(B)                         with respect to any Asset Sale of oil and natural gas properties by the Parent or any of its Restricted Subsidiaries where the Parent or such Restricted Subsidiary retains an interest in such property, the aggregate costs and expenses of the Parent or such

Restricted Subsidiary related to the exploration, development, completion or production of such properties and activities related thereto that the transferee (or an Affiliate thereof) agrees to pay;

(C)                         any securities, notes or other obligations received by the Parent or any such Restricted Subsidiary from such transferee that are converted by the Parent or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion;

(D)                         any Capital Stock or assets of the kind referred to in clause (2) or (4) of Section 4.10(b) hereof;

(E)                          any Designated Non-cash Consideration received by the Parent or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (E), not to exceed an amount equal to 5.0% of the Parent’s Adjusted Consolidated Net Tangible Assets (determined at the time of receipt of such Designated Non-cash Consideration), with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b)         Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Parent or one or more of its Restricted Subsidiaries may apply an amount equal to the amount of such Net Proceeds at its option to any combination of the following:

(1) to repay, repurchase or redeem any Senior Debt;

(2) to acquire all or substantially all of the assets, or any Capital Stock, of one or more other Persons primarily engaged in the Oil and Gas Business, if, after giving effect to any such acquisition of Capital Stock, such Person becomes a Restricted Subsidiary of the Parent;

(3) to make capital expenditures in respect of the Parent’s or any of its Restricted Subsidiaries’ Oil and Gas Business; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the Oil and Gas Business.

The requirement of clause (2), (3) or (4) of this Section 4.10(b) shall be deemed to be satisfied if a bona fide binding contractual commitment to make the acquisition or capital expenditure referred to therein is entered into by the Parent or any of its Restricted Subsidiaries with a Person other than an Affiliate of the Parent within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such commitment within 180 days following the date such commitment is entered into.

Pending the final application of any Net Proceeds, the Parent or any of its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c)          An amount equal to the Net Proceeds from Asset Sales that are not applied or invested as provided in the first two paragraphs of Section 4.10(b) hereof will constitute “Excess Proceeds.”

Within ten Business Days after the first date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, or earlier, at the Issuer’s option, the Issuer will make an offer (an “Asset Sale Offer”), with a copy to the Trustee, to all Holders of Notes and all holders of other Indebtedness of the Issuer that ranks pari passu in right of payment with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem such Indebtedness with the proceeds of sales of assets to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Notes and other Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and other pari passu Indebtedness to be purchased (or the lesser amount required under the agreements governing such other pari passu Indebtedness), plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent or any of its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of the Notes, the Trustee will select the Notes on a pro rata basis (except that any Notes represented by a Global Note will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection unless otherwise required by law), based on the amounts tendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in minimum denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d)         The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

(e)          In the event that, pursuant to the preceding provisions of this Section 4.10, the Issuer is required to commence an Asset Sale Offer, the Issuer will follow the procedures specified below.

(1) The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that ranks pari passu in right of payment with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets.  The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Proceeds allocable to the Notes (the “Offer Amount”) to the purchase of Notes (as provided in Section 4.10(c)) or, if less than the Offer Amount has been tendered, all Notes.

(2) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(3) Upon the commencement of an Asset Sale Offer, the Issuer will send a notice to the Trustee and each of the Holders.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(A)                         that the Asset Sale Offer is being made pursuant to this Section 4.10 and the length of time the Asset Sale Offer will remain open;

(B)                         the Offer Amount, the purchase price and the Purchase Date;

(C)                         that any Note not tendered or accepted for payment will continue to accrue interest;

(D)                         that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Purchase Date;

(E)                          that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof;

(F)                           that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(G)                         that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a letter or electronic transmission setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(H)                        that, if the aggregate principal amount of Notes exceeds the Offer Amount, the Issuer will select the Notes to be purchased on a pro rata basis or otherwise as provided in this Indenture (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof will be purchased); and

(I)                             that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

(4) On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 4.10.  The Paying Agent will promptly mail or wire transfer to each Holder of Notes properly tendered the payment for such Notes in connection with an Asset Sale Offer (or, if all the Notes are then Global Notes, make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to the unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  Any Note so accepted for payment will cease to accrue interest on and after the date of payment for such Notes in connection with an Asset Sale Offer, unless the Issuer defaults in making such payment.  Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.

Section 4.11     Transactions with Affiliates.

(a)         The Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Parent involving aggregate consideration in any single transaction or series of related transactions in excess of $5.0 million (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of the Parent, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Parent or the relevant Restricted Subsidiary from a financial point of view; and

(2) the Parent delivers to the Trustee:

(A)                         with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million but less than or equal to $40.0 million, an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11; and

(B)                         with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, a resolution of the Board of Directors of the Parent set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Parent, if any.

(b)         The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1) any employment or consulting agreement, employee benefit plan, officer or director indemnification, compensation or severance agreement or any similar arrangement entered into by the Parent or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among the Parent or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Parent) that is an Affiliate of the Parent solely because the Parent owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Parent or any of its Restricted Subsidiaries or any Parent Entity;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Parent to Affiliates of the Parent;

(6) Restricted Payments that do not violate the provisions of Section 4.07 hereof and any Permitted Investment;

(7) transactions effected in accordance with the terms of the agreements in effect on the Issue Date, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is not materially less favorable, taken as a whole, to the Parent and its Restricted Subsidiaries than the agreement so amended or replaced;

(8) payments to an Affiliate in respect of the Notes or any other Indebtedness of the Parent or any of its Restricted Subsidiaries on the same basis as concurrent payments are made or offered to be made in respect thereof to non-Affiliates;

(9) loans or advances to or reimbursements of expenses incurred by employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business;

(10) transactions between the Parent or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of the Parent, a Restricted Subsidiary or a Parent Entity, and such director is the sole cause for such other Person to be deemed an Affiliate of the Parent or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of the Parent on any transaction with such other Person;

(11) in the case of contracts for exploring for, producing, marketing, storing, gathering, transporting or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts entered into in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Parent and its Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in either case in the reasonable determination of the Board of Directors of the Parent or an officer thereof;

(12) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Parent or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with an unrelated Person, as determined in good faith by the Parent, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

(13) any transaction in which the Parent or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Parent or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of Section 4.11(a)(1) hereof.

Section 4.12     Liens.

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien (an “Initial Lien”) of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets now owned or hereafter acquired, unless the Notes or any Note Guarantee of the Parent or such Restricted Subsidiary, as applicable, are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by the Initial Lien.

Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding paragraph of this Section 4.12 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Section 4.13     Offer to Repurchase Upon Change of Control.

(a)         If a Change of Control occurs, each Holder of Notes will have the right, except as provided below, to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Indenture.  In the Change of Control Offer, the Issuer will offer to make a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase (the “Change of Control Purchase Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.  Within 30 days following any Change of Control, the Issuer will send a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.13 and that all Notes properly tendered prior to the expiration time specified therein will be accepted for payment;

(2) the purchase price and the expiration date of the Change of Control Offer, which shall be no earlier than 30 days and no later than 60 days from the date such notice is sent;

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Purchase Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the expiration time specified in the offer;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Business Day preceding the expiration time of the offer, a letter or electronic transmission setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.13, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue of such compliance.

(b)         Promptly following the expiration of the Change of Control Offer, the Issuer will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer.  Promptly after such acceptance, the Issuer will, on the Change of Control Purchase Date:

(1) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(2) deliver or cause to be delivered to the Trustee the Notes accepted for payment, together with an Officers’ Certificate stating the aggregate principal amount of such Notes or portions of Notes being purchased by the Issuer.

The Paying Agent will promptly mail or wire transfer to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to the unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.  Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Purchase Date unless the Issuer defaults in making the Change of Control Payment.  The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

The foregoing provisions of this Section 4.13 that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of this Indenture are applicable, except as described in Section 4.13(c).

(c)          The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in clauses (a) and (b) of this Section 4.13 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption of all outstanding Notes has been given pursuant to Section 3.03 hereof unless and until there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control, the Issuer has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer.  Notwithstanding anything to the contrary contained in this Indenture, a Change of Control Offer or an Alternate Offer may be made in advance of a Change of Control and conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made.  The closing date of any such Change of Control Offer or Alternate Offer made in advance of a Change of Control may be changed to conform to the actual closing date of the Change of Control; provided that such closing date is not earlier than 30 days nor later than 60 days from the date the Change of Control Offer notice is sent pursuant to Section 4.13(a) hereof.

Section 4.14     Additional Note Guarantees.

If the Parent or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date and such Restricted Subsidiary Guarantees Indebtedness of the Issuer or any Guarantor (including the Parent) under a Credit Facility, then, in either case, that Restricted Subsidiary will become a Guarantor by executing a supplemental indenture in substantially the form of Exhibit E to this Indenture within 30 days after the date that such Restricted Subsidiary was acquired or created or on which it Guaranteed such Indebtedness.  Any such Note Guarantee shall be subject to the provisions of Article 10, including the release provisions described under Section 10.05 hereof.

Section 4.15     Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Parent may designate any Restricted Subsidiary (other than the Issuer) to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be either (1) an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under Section 4.07 hereof or (2) a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Parent.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Parent as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Parent giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof.  If, at any time, any Unrestricted Subsidiary would fail to meet the requirements as an Unrestricted Subsidiary in the definition thereof, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Parent as of such date.  If such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Parent will be in default of Section 4.09 hereof.

The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Parent; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period, and (2) no Default or Event of Default would be in existence following such designation.

Section 4.16     Suspension of Covenants.

(a)         If on any date following the Issue Date, an Investment Grade Rating Event occurs, then upon delivery by the Issuer to the Trustee of an Officers’ Certificate to the foregoing effect (the “Suspension Date”), subject to the provisions of Section 4.16(b), the following provisions of this Indenture shall be suspended:

(1) Section 4.07;

(2) Section 4.08;

(3) Section 4.09;

(4) Section 4.10;

(5) Section 4.11;

(6) Section 4.15; and

(7) Section 5.01(a)(4).

(b)         During any period that the covenants listed in Section 4.16(a) have been suspended (the “Suspension Period”), the Parent’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.15 hereof or the second paragraph of the definition of “Unrestricted Subsidiary.”

(c)          Notwithstanding the foregoing, if the ratings assigned to the Notes by both Rating Agencies should subsequently decline to below an Investment Grade Rating, the covenants suspended pursuant to Section 4.16(a) hereof will be reinstituted as of and from the date (the “Reversion Date”) both such ratings ceased to be Investment Grade Ratings.  The Issuer will promptly upon its occurrence deliver to the Trustee an Officers’ Certificate notifying the Trustee of any Reversion Date.  Calculations under the reinstated provisions of Section 4.07 hereof will be made as if the provisions of such section had been in effect since the Issue Date, except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended.  Furthermore, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been incurred or issued pursuant to clause (2) of the definition of “Permitted Debt.”  In addition, for purposes of Section 4.11 hereof, all agreements and arrangements entered into by the Parent or any Restricted Subsidiary with an Affiliate of the Parent during the Suspension Period will be deemed to have been entered into prior to the Issue Date and permitted by clause (7) of Section 4.11 hereof, and for purposes of Section 4.08 hereof, all contracts entered into during the Suspension Period that contain any of the restrictions contemplated by Section 4.08 will be deemed to have been existing on the Issue Date.

(d)         The Trustee shall not have any obligation to monitor the ratings of the Notes, the occurrence or dates of any Suspension Date, any Suspension Period or Reversion Date any may rely conclusively on the Officers’ Certificates referred to in this Section 4.16. The Trustee shall not have any obligation to notify the Holders of the occurrence or dates of any Suspension Date, any Suspension Period or any Reversion Date, but may provide a copy of such Officers’ Certificates to any Holder of the Notes upon request.

ARTICLE 5
SUCCESSORS

Section 5.01     Merger, Consolidation, or Sale of Assets.

(a)         Neither the Parent nor the Issuer will (x) consolidate or merge with or into another Person (regardless of whether the Parent or the Issuer, as the case may be, is the surviving Person), or (y) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(A)                         the Parent or the Issuer is the surviving Person; or

(B)                         the Person formed by or surviving any such consolidation or merger (if other than the Parent or the Issuer, as the case may be) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States of America, any state of the United States of America or the District of Columbia; and, if none of the Parent, the Issuer or such entity is a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Parent or the Issuer, as the case may be) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Parent or the Issuer, as the case may be, under the Notes and this Indenture pursuant to a supplemental indenture, in form reasonably satisfactory to the Trustee;

(3) immediately after giving effect to such transaction, no Default or Event of Default exists;

(4) the Parent or the Person formed by or surviving any such consolidation or merger (if other than the Parent or the Issuer), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (B) have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio for the Parent for such four-quarter period; and

(5) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that such transaction and such supplemental indenture, if any, comply with this Indenture.

(b)         Notwithstanding the restrictions set forth in Section 5.01(a) hereof, compliance with this Section 5.01 will not be required with respect to (1) any statutory conversion of the Parent or the Issuer to another form of entity or (2) any sale, assignment, transfer, conveyance, lease or other disposition of properties or assets between or among the Parent and its Restricted Subsidiaries.  Clauses (3) and (4) of Section 5.01(a) will not apply to any merger or consolidation of the Parent or the Issuer (1) with or into a Restricted Subsidiary for any purpose or (2) with or into an Affiliate solely for the purpose of reorganizing the Parent or the Issuer in another jurisdiction.

Section 5.02     Successor Entity Substituted.

Upon any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Parent or the Issuer in accordance with this Section 5.01 in which the Parent or the Issuer, as the case may be, is not the surviving entity, the surviving Person formed by such consolidation or into or with which the Parent or the Issuer, as the case may be, is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Parent or the Issuer, as the case may be, under this Indenture with the same effect as if such surviving Person had been named as the Parent or the Issuer, as the case may be, in this Indenture, and thereafter (except in the case of a lease of all or substantially all of the Parent’s properties or assets), the Parent or the Issuer, as the case may be, will be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01     Events of Default.

Each of the following is an “Event of Default” with respect to the Notes:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3) failure by the Issuer to comply with its obligations to offer to purchase or to purchase Notes under Section 4.10 or Section 4.13 hereof, or the failure by the Issuer or the Parent to comply with its obligations under Section 5.01 hereof;

(4) failure by the Parent for 180 days after notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with Section 4.03 hereof;

(5) failure by the Parent or the Issuer for 60 days after notice to the Parent by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any other agreements in this Indenture;

(6) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Parent or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Parent or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A)                         is caused by a failure to pay principal of, premium, if any, on, or interest on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (as used in this clause (A), a “payment default”); or

(B)                         results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $35.0 million or more; provided, however, that if, (i) any such payment default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid, in each case during the 30 day period commencing upon the end of any applicable grace period for such payment default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (and any acceleration of the Notes) caused by such payment default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(7) failure by the Parent or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $35.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

(8) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(9) the Parent, the Issuer, any other Restricted Subsidiary that is a Significant Subsidiary of the Parent or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Parent pursuant to or within the meaning of Bankruptcy Law:

(A)                         commences a voluntary case;

(B)                         consents to the entry of an order for relief against it in an involuntary case;

(C)                         consents to the appointment of a custodian of it or for all or substantially all of its property;

(D)                         makes a general assignment for the benefit of its creditors; or

(E)                          announces in writing that it generally is not paying its debts as they become due; or

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                         is for relief against the Parent, the Issuer, any other Restricted Subsidiary that is a Significant Subsidiary of the Parent or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Parent in an involuntary case;

(B)                         appoints a custodian of the Parent, the Issuer, any other Restricted Subsidiary that is a Significant Subsidiary of the Parent or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Parent or for all or substantially all of the property of the Parent, the Issuer, any other Restricted Subsidiary that is a Significant Subsidiary of the Parent or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Parent; or

(C)                         orders the liquidation of the Parent, the Issuer, any other Restricted Subsidiary that is a Significant Subsidiary of the Parent or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Parent;

and such order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02     Acceleration.

In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof with respect to the Parent, the Issuer, any other Restricted Subsidiary that is a Significant Subsidiary of the Parent or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Parent, the principal of and accrued and unpaid interest on all outstanding Notes will become due and payable immediately without further action or notice (subject to applicable law).  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable immediately, by notice in writing to the Issuer and, in the case of a notice by such Holders, also to the Trustee specifying the respective Event of Default and that it is a notice of acceleration.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration and its consequences under this Indenture, if, among other things, (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, on, and interest, if any, on, the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

Section 6.03     Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect payments on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04     Waiver of Past Defaults.

Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, on, or interest, if any, on, the Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration as provided in Section 6.02.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05     Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such direction unduly prejudices the rights of such Holders) or that may involve the Trustee in personal liability.

Section 6.06     Limitation on Suits.

Subject to the provisions of Section 7.01 hereof, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders of Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.  Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with such request within 60 days after receipt of the request and the offer, or provision if requested, of security or indemnity; and

(5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07     Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, if any, and interest, if any, on, the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. For the avoidance of doubt, no amendment to, or deletion of any of the covenants set forth in Sections 4.03, 4.04, 4,05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 or 5.01 hereof or action taken in compliance with such covenants hereof in effect at the time of such action, shall be deemed to impair or affect any rights of any Holder of Notes to receive payment of principal of, or premium, if any, or interest, if any, on, the Notes or to institute suit for the enforcement of payment on or with respect to such Holder’s Notes.

Section 6.08     Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of Section 6.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of the principal, premium, if any, or interest, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and to the extent lawful, interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09     Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10     Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:                                    to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:                      to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third:                                to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11  Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01  Duties of Trustee.

(a)   If an Event of Default has occurred and is continuing, the Trustee will be required, in the exercise of its power vested in it by this Indenture, to use the degree of care of a prudent man in the conduct of his own affairs under the circumstances.

(b)   Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee will examine the certificates and opinions to determine whether they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(c)   The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)   Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)   The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)    The Trustee shall have no obligation to (i) independently determine or verify whether the conditions for the termination of covenants as provided in Section 4.16 hereof have been satisfied or (ii) notify the Holders of the occurrence of such termination of covenants.

Section 7.02  Rights of Trustee.

(a)   The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)   Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)   The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)   The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)   Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Parent or the Issuer.

(f)    No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense that might be incurred by it in connection with its compliance with such request.

(g)   The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Issuer, except as otherwise set forth herein.

(h)   The permissive right of Trustee to do things enumerated in this Indenture shall not be construed as a duty.

(i)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)    The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(k)   The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l)    Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any Person who, at the time of making such request or giving such authority or consent, is a Holder of the Notes shall be conclusive and binding upon all future Holders of such Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(m)  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee, the Agents and each other agent, attorney, attorney-in-fact, custodian and Person employed to act hereunder.

(n)   The Trustee may request that the Issuer and each of the Guarantors shall deliver to the Trustee an Officers’ Certificate setting forth the names of individuals and/or titles of Officers of the Issuer and each Guarantor, as applicable, authorized at such time to take specified actions pursuant to this Indenture, the Notes and the Guarantees, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03  Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Section 7.10 and Section 7.11 hereof.

Section 7.04  Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05  Notice of Defaults.

If a Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee must send to each Holder of Notes a notice of the Default or Event of Default within 90 days after it occurs.  The Trustee, however, may withhold from Holders of the Notes a notice of any continuing Default or Event of Default if it determines that withholding such notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium, if any, on, or interest, if any, on, the Notes.

The Trustee will not be deemed to have notice of any Default or Event of Default, except Events of Default under clause (1) or (2) of Section 6.01 hereof, unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Section 7.06  Reports by Trustee to Holders of Notes.

(a)   Within 60 days after each May 15 after the end of the calendar year in which the Issue Date occurs, and for so long as Notes remain outstanding, the Trustee will send to the Holders of Notes a brief report dated as of such reporting date that complies with Trust Indenture Act § 313(a) (but if no event described in Trust Indenture Act § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with Trust Indenture Act § 313(b)(2).  The Trustee will also send all reports as required by Trust Indenture Act § 313(c).

(b)   A copy of each report at the time it is sent to the Holders of Notes will be mailed by the Trustee to the Issuer and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act § 313(d).  The Issuer will promptly notify the Trustee in writing when the Notes are listed on any stock exchange.

Section 7.07  Compensation and Indemnity.

(a)   The Issuer will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services provided hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuer will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)   Each of the Issuer and the Guarantors, jointly and severally, will indemnify, defend, protect, and hold the Trustee (which for purposes of this Section 7.07 shall include its officers, directors, employees and agents) harmless against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is found by a court of competent jurisdiction in a final, non-appealable judgment to have been caused by its own gross negligence or willful misconduct.  The Trustee will notify the Issuer and the Guarantors promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer and the Guarantors will not relieve the Issuer or any of the Guarantors of their obligations hereunder unless the failure to notify the Issuer or the Guarantors materially impairs the Issuer’s or any Guarantor’s respective ability to defend such claim.  The Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel.  Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)   The obligations of the Issuer and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture, and the resignation or removal of the Trustee.

(d)   To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest, if any, on, particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)   When the Trustee incurs expenses or renders services after an Event of Default specified in clause (9) or (10) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08  Replacement of Trustee.

(a)   A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)   The Trustee may resign in writing at any time and be discharged from the trust hereby created only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee upon 30 days’ prior notice by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c)   If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee.  Within one year after such successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d)   If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Issuer), the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)   If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will send a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09  Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act will be the successor Trustee.

Section 7.10  Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation or banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of Trust Indenture Act § 310(a)(1), (2) and (5).  The Trustee is subject to Trust Indenture Act § 310(b).

Section 7.11  Preferential Collection of Claims Against Issuer.

The Trustee is subject to Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated therein.  The Trustee hereby waives any right to set off any claim that it may have against the Issuer in any capacity (other than any capacity in which it serves under this Indenture) against any of the assets of the Issuer held by the Trustee; provided, however, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such Indebtedness.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01  Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or Section 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02  Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, on, or interest on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2) the Issuer’s obligations with respect to the Notes under Sections 2.04, 2.06, 2.07, 2.10 and 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03  Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 5.01(a)(4) hereof with respect to the outstanding Notes on after the date the conditions set forth in Section 8.04 hereof are satisfied (such release and termination hereinafter referred to as “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, clauses (4) through (8) of Section 6.01 hereof and, only with respect to Subsidiaries of the Parent (other than the Issuer), clauses (9) and (10) of Section 6.01 hereof, in each case, will not constitute Events of Default with respect to the Notes.  If the Issuer exercises either its Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any Obligations under this Indenture, including its Obligations in respect of its Note Guarantee.

Section 8.04  Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance under Section 8.02 hereof or Covenant Defeasance under Section 8.03 hereof:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee, to pay the principal of, premium, if any, on, or interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance elected pursuant to Section 8.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)        the Issuer received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)        since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance elected pursuant to Section 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others;

(7) the Issuer must deliver to the Trustee an Officers’ Certificate, stating that all conditions precedent set forth in clauses (1) through (6) of this Section 8.04 have been complied with; and

(8)  the Issuer must deliver to the Trustee an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in clauses (2), (3) and (5) of this Section 8.04 have been complied with.

Section 8.05  Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time, upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under clause (1) of Section 8.04 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06  Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable, unless otherwise required by applicable escheat, or abandoned or unclaimed property law, shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of each such Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, at the written request and at the expense of the Issuer, cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07  Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, on, or interest, if any, on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01  Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees without the consent of any Holder of Notes:

(1) to cure any ambiguity, defect or inconsistency, as evidenced by an Officers’ Certificate;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or disposition of all or substantially all of the Issuer’s or such Guarantor’s properties or assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights in any material respect under this Indenture of any Holder of Notes, including to comply with requirements of the SEC or DTC in order to maintain the transferability of the Notes pursuant to Rule 144A or Regulation S;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(6) to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of notes” section of the Issuer’s Offering Memorandum dated April 25, 2018, as evidenced in an Officers’ Certificate;

(7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;

(8) to secure the Notes or the Note Guarantees pursuant to the requirements of Section 4.12 hereof;

(9) to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in this Indenture;

(10) add covenants of the Parent and its Restricted Subsidiaries or Events of Default for the benefit of Holders or to make changes that would provide additional rights to the Holders or to surrender any right or power conferred upon the Parent or any Restricted Subsidiary; or

(11) to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee.

Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02  With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 4.10 and 4.13 hereof), the Notes and the Note Guarantees with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except provisions relating to minimum required notice of optional redemption); provided, however, that any purchase or repurchase of Notes pursuant to Sections 4.10 and 4.13 hereof shall not be deemed to be provisions with respect to the redemption of the Notes;

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, premium, if any, on, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the Payment Default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or amend the contractual rights of Holders of Notes expressly set forth in this Indenture to receive payments of principal of, premium, if any, on, or interest on, the Notes (other than as permitted by clause (7) of this Section 9.02);

(7) waive a redemption payment with respect to any Note; provided, however, that any purchase or repurchase of Notes, including pursuant to Sections 4.10 and 4.13 hereof, shall not be deemed a redemption of Notes;

(8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9) make any change in the preceding amendment, supplement or waiver provisions.

For the avoidance of doubt, no amendment to, or deletion of any of the covenants set forth in Sections 4.03, 4.04, 4,05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 or 5.01 hereof or action taken in compliance with such covenants hereof in effect at the time of such action, shall be deemed to impair or affect any rights of any Holder of Notes to receive payment of principal of, or premium, if any, or interest, if any, on, the Notes or to institute suit for the enforcement of payment on or with respect to such Holder’s Notes.

The consent of the Holders of Notes under this Section 9.02 need not approve the particular form of any proposed amendment, supplement or waiver, and it is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.03  Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04  Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may fix a record date for determining which Holders must consent to such amendment, supplement or waiver.  If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof, or (ii) such other date as the Issuer shall designate.

Section 9.05  Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer, in exchange for all Notes, may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06  Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the

Trustee.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
NOTE GUARANTEES

Section 10.01   Guarantee.

(a)   Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(1)  the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on, the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)   The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  To the extent permitted by applicable law, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that the Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)   If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, the Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)   Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, to the extent permitted by applicable law, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (regardless of whether due and payable) will forthwith become due and payable by the Guarantors for the purpose of the Note Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02   Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03   Execution and Delivery of Note Guarantee Notation.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture or a supplement hereto will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04   Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, a Guarantor that is a Subsidiary of the Parent may not:  (1) consolidate or merge with or into another Person (regardless of whether such Guarantor is the surviving Person), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Guarantor in one or more related transactions, to another Person, other than the Parent, the Issuer or another Guarantor, unless:

(1) immediately after giving effect to such transaction or series of related transactions, no continuing Default or Event of Default exists; and

(2) either:

(A)        (i) such Guarantor is the surviving Person of such consolidation or merger or (ii) the Person acquiring the properties or assets in any such sale, assignment, transfer, conveyance, or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under this Indenture (including its Note Guarantee) pursuant to a supplemental indenture satisfactory to the Trustee; or

(B)        such transaction or series of transactions does not violate the provisions of Section 4.10 hereof.

In case of any such consolidation, merger, sale, assignment, transfer, conveyance, or other disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

Except as set forth in Article 4 and Article 5 hereof, and notwithstanding clauses (A) and (B) immediately above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

Section 10.05   Releases.

The Note Guarantee of a Guarantor (other than the Parent) will automatically be released:

(1) in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Parent or a Restricted Subsidiary of the Parent if the sale or other disposition does not violate Section 4.10 hereof;

(2) in connection with any sale or other disposition of Capital Stock of that Guarantor by way of merger, consolidation or otherwise to a Person that is not (either before or after giving effect to such transaction) the Parent or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.10 hereof and the Guarantor ceases to be a Restricted Subsidiary of the Parent as a result of the sale or other disposition;

(3) if the Parent designates such Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(4) upon the liquidation or dissolution of such Guarantor in a transaction or series of transactions that does not violate the terms of this Indenture;

(5) upon such Guarantor consolidating with, merging into or transferring all of its properties or assets to the Issuer or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolves or otherwise ceases to exist; or

(6) at such time as such Guarantor does not Guarantee any Indebtedness of the Issuer or any Guarantor under a Credit Facility.

In addition, the Note Guarantee of a Guarantor (including the Parent) will be released upon Legal Defeasance or Covenant Defeasance as provided in Article 8 or satisfaction and discharge of this Indenture as provided in Article 11.

Upon delivery to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that all conditions precedent to the release of a Guarantor’s Note Guarantee set forth in this Indenture have been satisfied, the Trustee shall execute any documents reasonably requested by the Issuers in writing in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium, if any, on, and interest, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01   Satisfaction and Discharge.

This Indenture will be satisfied and discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified in this Indenture), when:

(1) either:

(A)        all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(B)        all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof in such amounts as will be sufficient, without consideration of any reinvestment of interest (which, in the case of a deposit of Government Securities, will be based on the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee) to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium, if any, on, or interest on, the Notes to, but excluding, the date of Stated Maturity or redemption; provided that if such redemption is made as provided in Section 3.07(b) (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined by such date (any such amount, the “Applicable Premium Deficit”) (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such Applicable Premium Deficit is in fact paid); provided, further, that the Trustee shall have no liability whatsoever in the event that such Applicable Premium Deficit is not in fact paid after any satisfaction and discharge of this Indenture.  Any Applicable Premium Deficit will be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption;

(2) the Issuer or any Guarantor has paid or caused to be paid all other sums payable by the Issuer and the Guarantors under this Indenture; and

(3) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver to the Trustee (a) an Officers’ Certificate, stating that all conditions precedent set forth in clauses (1) through (3) of this Section 11.01 have been satisfied and (b) an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and qualifications) stating that the condition precedent set forth in clause (3) of this Section 11.01 has been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (A) of Section 11.01(1) hereof, the provisions of Section 11.02 and Section 8.06 hereof will survive.  In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02   Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 11.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes,

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, on, or interest, if any, on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12
MISCELLANEOUS

Section 12.01   Trust Indenture Act Controls.

This Indenture is subject to the provisions of the Trust Indenture Act that are required to be a part of this Indenture, and will, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any Trust Indenture Act provision that may be so modified, such Trust Indenture Act provision will be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any Trust Indenture Act provision that may be so excluded, such Trust Indenture Act provision will be excluded from this Indenture.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act § 318(c), the imposed duties will control.

Section 12.02   Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor

Jagged Peak Energy LLC

1401 Lawrence Street, Suite 1800

Denver, Colorado 80202

Facsimile No.: (720) 215-3660

Attention: Chief Financial Officer

If to the Trustee:

Wells Fargo Bank, National Association

1445 Ross Avenue, Suite 4300

Dallas, Texas 75202

Facsimile No.: (469) 729-7638

Attention:  Corporate, Municipal and Escrow Services

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if electronically transmitted; when receipt acknowledged, if transmitted by facsimile; or the next Business Day after timely delivery to a courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder, when the Notes are in the form of Definitive Notes, will be mailed by first class mail or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication to a Holder, when the Notes are in the form of Global Notes, will be sent pursuant to Applicable Procedures. Any notice or communication will also be so sent to any Person described in Trust Indenture Act § 313(c), to the extent required by the Trust

Indenture Act.  Failure to send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or otherwise sent in the manner provided above within the time prescribed, it is duly given, regardless of whether the addressee receives it (other than with respect to notices or communications by facsimile or electronic transmission, which will be deemed to be duly given when receipt is acknowledged or when answered back, respectively).

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Holders will be filed with the Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance on such waiver.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided,  however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

If the Issuer sends a notice or communication to Holders, it will send a copy to the Trustee and each Agent at the same time.

Section 12.03   Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act § 312(c).

Section 12.04   Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel (who may rely upon an Officers’ Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied; provided that no such Opinion of Counsel shall be delivered on the Issue Date in connection with the original issuance of the initial Global Notes.

Section 12.05   Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Trust Indenture Act § 314(a)(4)) must comply with the provisions of Trust Indenture Act § 314(e) and must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether such covenant or condition has been satisfied; and

(4) a statement as to whether, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06   Rules by Trustee and Agents.

The Trustee may make reasonable rules for action taken by, or meetings or consent of, Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07   No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder or other owner of any Capital Stock of the Issuer, the Parent or any other Guarantor, as such, will have any liability for any obligations of the Issuer, the Parent or the other Guarantors under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08   Governing Law; Waiver of Jury Trial.

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.  EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES.

Section 12.09   No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Parent or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10   Successors.

All agreements of the Issuer in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.11   Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12   Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.  The exchange of signed copies of this Indenture by facsimile transmission or emailed portable document format (pdf) shall constitute effective execution and delivery of this Indenture as to the parties hereto and such copies may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or portable document format (pdf) shall be deemed to be their original signatures for all purposes other than authentication of Notes by the Trustee.

Section 12.13   Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14   Payment Date Other Than a Business Day.

If any payment on any Note is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 12.15   Evidence of Actions by Holders.

Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with procedures approved by the Trustee, (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders or (d) in the case of Notes evidenced by a Global Note, by any electronic transmission or other message, whether or not in written format, that complies with the Depositary’s applicable procedures.

Section 12.16   U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information within their possession or control as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

(Signatures on following pages)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the date first written above.

ISSUER:

JAGGED PEAK ENERGY LLC

By:	/s/ Robert W. Howard
	Name:	Robert W. Howard
	Title:	Executive Vice President & Chief Financial Officer

(Signature Page to Indenture)

PARENT AND GUARANTOR:

JAGGED PEAK ENERGY INC.

By:	/s/ Robert W. Howard
	Name:	Robert W. Howard
	Title:	Executive Vice President & Chief Financial Officer

(Signature Page to Indenture)

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick Giordano
	Name:	Patrick Giordano
	Title:	Vice President

(Signature Page to Indenture)

EXHIBIT A

[Face of Note]

CUSIP/CINS

5.875% Senior Note due 2026

No.	$

JAGGED PEAK ENERGY LLC

promises to pay to                            [if a Global Note, insert — CEDE & CO., as nominee for The Depository Trust Company] or its registered assigns, the principal sum of                                                            DOLLARS [if a Global Note, insert — , or such other principal amount as shall be set forth on the “Schedule of Exchanges of Interests in the Global Note” attached hereto,] on May 1, 2026.

Interest Payment Dates:  May 1 and November 1

Record Dates:  April 15 and October 15

JAGGED PEAK ENERGY LLC

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated: , 20

[Back of Note]

5.875% Senior Note due 2026

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[For Temporary Regulation S Global Note, insert the legend specified in Section 2.06(g)(3) if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                 INTEREST.  Jagged Peak Energy LLC, a Delaware limited liability company (the “Issuer”), promises to pay interest on the principal amount of this Note at 5.875% per annum until maturity [and shall pay the Liquidated Damages, if any, payable pursuant to Section 2 of the Registration Rights Agreement referred to below.](1)  The Issuer will pay interest semi-annually in arrears on May 1 and November 1 of each year (each, an “Interest Payment Date”); provided that the first Interest Payment Date shall be                     .  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date.  The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the then applicable interest rate on the Notes; the Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months. If any payment on any Note is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.  [All obligations in this Note to pay interest on the Notes shall be deemed to include an obligation to pay Liquidated Damages, if any, owed pursuant to the Registration Rights Agreement, unless duplicative of a separately stated obligation to pay such Liquidated Damages.](2)

(2)                                 METHOD OF PAYMENT.  The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent or Registrar, or, at the option

(1) Delete for Exchange Notes

(2) Delete for Exchange Notes

of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which will have provided to the Issuer or the Paying Agent, no later than 30 days preceding the due date for such payment, wire transfer instructions to an account in the continental United States of America, provided, further, that any such Holder is the Holder of at least $5.0 million principal amount of Definitive Notes.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)                                 PAYING AGENT AND REGISTRAR.  Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Parent or any of its Subsidiaries may act as Paying Agent or Registrar.

(4)                                 INDENTURE.  The Issuer issued the Notes under an Indenture dated as of May 8, 2018 (the “Indenture”) among the Issuer, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are unsecured obligations of the Issuer.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)                                 OPTIONAL REDEMPTION.

(a)                                 At any time prior to May 1, 2021, the Issuer may, on any one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes issued under the Indenture, upon notice as provided under the Indenture, at a redemption price equal to 105.875% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest, if any, due on the relevant interest payment date), with an amount of cash not greater than the net cash proceeds of one or more Equity Offerings; provided that (i) at least 60% of the aggregate principal amount of the Notes originally issued under the Indenture on the Issue Date (excluding Notes held by the Parent and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (ii) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b)                                 At any time prior to May 1, 2021, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon notice as provided under the Indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium, and accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c)                                  In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer or Alternate Offer and the Issuer (or any third party making such Change of Control Offer or Alternate Offer in lieu of the Issuer as described in Section 4.13(c) of the Indenture) purchases all of the Notes held by such Holders, the Issuer will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described in Section 4.13 of the Indenture, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to, but excluding, the date of redemption (subject to the rights of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(d)                                 Except as provided in the preceding paragraphs (a), (b) and (c), the Notes will not be redeemable at the Issuer’s option prior to May 1, 2021.  Nothing herein shall, however, limit the right of the Parent or the Issuer to acquire Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise.

(e)                                  On or after May 1, 2021, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in the Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed to, but excluding, the applicable redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest, if any, due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year	Percentage
2021	102.938%
2022	101.469%
2023 and thereafter	100.000%

(f)                                   Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6)                                 NOTICE OF OPTIONAL REDEMPTION.  Notices of optional redemption will be mailed by first-class mail (or, in the case of Notes issued in global form, pursuant to the applicable procedures of DTC) at least 15 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.  Notices of redemption may be subject to conditions as specified in the Indenture.

(7)                                 REPURCHASE AT THE OPTION OF HOLDER.

(a)                                 If a Change of Control occurs, each Holder of Notes will have the right, except as provided in the Indenture, to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the Indenture.  In the Change of Control Offer, the Issuer will offer to make a cash payment equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b)                                 If the Parent or a Restricted Subsidiary consummates an Asset Sale, the Issuer may be required to make an offer (an “Asset Sale Offer”), to all Holders of Notes to repurchase Notes using Excess Proceeds of the Offer, all as set forth in the Indenture. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and other pari passu Indebtedness to be purchased (or the lesser amount required under the agreements governing such other pari passu Indebtedness), plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.

(c)                                  Holders of Definitive Notes that are the subject of a Change of Control Offer or an Asset Sale Offer may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8)                                 DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(9)                                 PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.  Only registered Holders of Notes shall be have rights under the Indenture.

(10)                          AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).  Without the consent of any Holder of a Note, the Indenture, the Notes or the Note Guarantees may be amended or supplemented in certain respects as provided in the Indenture

(11)                          DEFAULTS AND REMEDIES.  In the case of an Event of Default relating to certain events of bankruptcy as provided in the Indenture, the principal of and accrued and unpaid interest on all outstanding Notes will become due and payable immediately without further action or notice (subject to applicable law).  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable immediately, by notice in writing to the Issuer and, in the case of a notice by such Holders, also to the Trustee specifying the respective Event of Default and that it is a notice of acceleration. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences as provided in the indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.

(12)                          TRUSTEE DEALINGS WITH THE ISSUER.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

(13)                          NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder or other owner of any Capital Stock of the Issuer, the Parent or any other Guarantor, as such, will have any liability for any obligations of the Issuer, the Parent or the other Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

(14)                          AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15)                          ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(16)                          [ADDITIONAL RIGHTS AND OBLIGATIONS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES.  In addition to the rights and obligations of Holders of Notes under the Indenture, each Holder of Restricted Global Notes or Restricted Definitive Notes will have all the rights and obligations set forth in the Registration Rights Agreement dated as of        among the Issuer, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights and obligations set forth in one or more registration rights agreements, if any, among the Issuer, the Guarantors and the other parties thereto, relating to rights given by the Issuer and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).  By such Holders acceptance of Restricted Global Notes or Restricted Definitive Notes, such Holder acknowledges and agrees to the provisions of the Registration Rights Agreement, including without limitation the obligations of the Holders with respect to indemnification of the Issuer and the Guarantors to the extent provided therein.](3)

(17)                          CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(18)                          GOVERNING LAW.  THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:

Jagged Peak Energy LLC
1401 Lawrence Street, Suite 1800
Denver, Colorado 80202
Tele copier No.: (720) 215-3660
Attention: Chief Financial Officer

(3)  Delete for Exchange Notes.

EXHIBIT A

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                   to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*       Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.13 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.13

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*       Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*                 This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Jagged Peak Energy LLC
1401 Lawrence Street, Suite 1800
Denver, Colorado 80202

Wells Fargo Bank, National Association
Corporate Trust — DAPS REORG
600 Fourth Street South, 7th Floor
MAC N9300-070
Minneapolis, MN 55415
Phone: 1-800-344-5128
Fax: 1-866-969-1290
Email: dapsreorg@wellsfargo.com

Re:  5.875% Senior Notes due 2026

Reference is hereby made to the Indenture, dated as of May 8, 2018 (the “Indenture”), among Jagged Peak Energy LLC (the “Issuer”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $            in such Note[s] or interests (the “Transfer”), to                              (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S  Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the

Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, (x) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and (y) the interest transferred will be held immediately thereafter through Euroclear or Clearstream.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐    such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)           ☐    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐ Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐ Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United

States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐ Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)   ☐ a beneficial interest in the:

(i)          144A Global Note (CUSIP        ), or

(ii)         Regulation S Global Note (CUSIP       ), or

(b)  ☐ a Restricted Definitive Note.

2.             After the Transfer the Transferee will hold:

[CHECK ONE]

(a)   ☐ a beneficial interest in the:

(i)          144A Global Note (CUSIP        ), or

(ii)         Regulation S Global Note (CUSIP        ), or

(iii)        Unrestricted Global Note (CUSIP       ); or

(b)    ☐ a Restricted Definitive Note; or

(c)    ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Jagged Peak Energy LLC
1401 Lawrence Street, Suite 1800
Denver, Colorado 80202

Wells Fargo Bank, National Association
Corporate Trust — DAPS REORG
600 Fourth Street South, 7th Floor
MAC N9300-070
Minneapolis, MN 55415
Phone: 1-800-344-5128
Fax: 1-866-969-1290
Email: dapsreorg@wellsfargo.com

Re:  5.875% Senior Notes due 2026 (CUSIP                    )

Reference is hereby made to the Indenture, dated as of May 8, 2018 (the “Indenture”), among Jagged Peak Energy LLC, as issuer (the “Issuer”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ☐         Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐         Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

(c)  ☐         Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐         Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐         Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐         Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-2

EXHIBIT D

FORM OF NOTATION OF NOTE GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 8, 2018 (the “Indenture”) among Jagged Peak Energy LLC, as issuer (together, the “Issuer”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium, if any, and interest on, the Notes, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.  Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[GUARANTOR]

By:
Name:
Title:

D-1

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                 , 20  , among                    (the “Guaranteeing Subsidiary”), a subsidiary (or a permitted successor thereof) of Jagged Peak Energy LLC, a Delaware limited liability company (the “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 8, 2018 providing for the issuance of 5.875% Senior Notes due 2026 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of Notes as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.             EXECUTION AND DELIVERY.  Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

4.             NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator or stockholder or other owner of any Capital Stock of the Guaranteeing Subsidiary or agent thereof, as such, shall have any liability for any obligations of the Issuer, the Parent or the other Guarantors under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

5.             NEW YORK LAW TO GOVERN.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6.             COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.             EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.             THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

JAGGED PEAK ENERGY LLC

By:
Name:
Title:

JAGGED PEAK ENERGY INC.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory